EXHIBIT 4.18                                                      EXECUTION COPY

                              GFI-SA LOAN AGREEMENT

                                     Amongst

                 LEXSHELL 579 INVESTMENTS (PROPRIETARY) LIMITED
             (WHICH IS TO BE RENAMED "MVELAPHANDA GOLD (PROPRIETARY)
         LIMITED" OR SUCH OTHER NAME SELECTED THAT IS ACCEPTABLE TO THE
                             REGISTRAR OF COMPANIES)

                             FIRSTRAND BANK LIMITED
                (ACTING THROUGH ITS RAND MERCHANT BANK DIVISION)

                         GFI MINING SOUTH AFRICA LIMITED
                 (WHICH IS TO BE CONVERTED TO A PRIVATE COMPANY)

                               GOLD FIELDS LIMITED

                        GOLD FIELDS AUSTRALIA PTY LIMITED

                                       and

                          GOLD FIELDS GUERNSEY LIMITED

                                                             [DENEYS REITZ LOGO]

                                TABLE OF CONTENTS

1.         PARTIES...........................................................................................     1
2.         DEFINITIONS AND INTERPRETATION....................................................................     1
2.1        GENERAL DEFINITIONS...............................................................................     1
2.2        FINANCIAL DEFINITIONS.............................................................................    23
2.3        INTERPRETATION AND CONSTRUCTION...................................................................    26
3.         INTRODUCTION......................................................................................    32
4.         CONDITIONS........................................................................................    32
4.1        INITIAL CONDITIONS PRECEDENT......................................................................    32
4.3        FURTHER CONDITIONS TO ADVANCE OF LOAN AMOUNTS.....................................................    33
4.4        WAIVER OF CONDITIONS PRECEDENT....................................................................    33
4.5        TERMINATION.......................................................................................    33
5.         PURPOSE...........................................................................................    33
5.1        PURPOSE...........................................................................................    33
5.2        MONITORING........................................................................................    34
6.         ARRANGEMENTS BETWEEN THE FINANCE PARTIES..........................................................    34
6.1        ACKNOWLEDGEMENT OF TERMS OF THE INTERCREDITOR AGREEMENT...........................................    34
6.2        INSTRUCTIONS TO SENIOR AGENT......................................................................    34
6.3        AMENDMENTS TO THE INTERCREDITOR AGREEMENT AND SUBSTITUTION OF SENIOR AGENT........................    34
6.4        GFL AS AGENT FOR THE GUARANTORS...................................................................    34
7.         LOAN..............................................................................................    35
8.         REPAYMENT.........................................................................................    35
9.         INTEREST..........................................................................................    35
10.        GUARANTEE.........................................................................................    35
10.1       GUARANTEE.........................................................................................    35

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
10.2       TERM OF GUARANTEE.................................................................................    36
10.3       SPECIAL PROVISIONS................................................................................    36
11.        SUBORDINATION.....................................................................................    38
12.        PREPAYMENTS.......................................................................................    39
13.        INDEMNITY TO THE SENIOR AGENT.....................................................................    40
14.        DEFAULT INTEREST..................................................................................    41
15.        COSTS, FEES AND EXPENSES..........................................................................    41
15.1       STRUCTURING FEE...................................................................................    41
15.2       TRANSACTION EXPENSES..............................................................................    41
15.3       AMENDMENT COSTS...................................................................................    42
15.4       ENFORCEMENT COSTS.................................................................................    42
15.5       VALUE ADDED TAX...................................................................................    42
16.        REPRESENTATIONS AND WARRANTIES....................................................................    42
16.1       REPRESENTATIONS AND WARRANTIES....................................................................    43
16.1.1     STATUS............................................................................................    43
16.1.2     POWER AND AUTHORITY...............................................................................    43
16.1.3     BINDING OBLIGATIONS...............................................................................    43
16.1.4     NON-CONFLICT WITH OTHER OBLIGATIONS...............................................................    43
16.1.5     VALIDITY AND ADMISSIBILITY IN EVIDENCE............................................................    43
16.1.6     NO DEFAULT........................................................................................    44
16.1.7     NO MISLEADING INFORMATION.........................................................................    44
16.1.8     FINANCIAL STATEMENTS..............................................................................    44
16.1.9     PARI PASSU RANKING................................................................................    45
16.1.10    NO PROCEEDINGS PENDING OR THREATENED..............................................................    45
16.1.11    NO WINDING-UP.....................................................................................    45
16.1.12    NO ENCUMBRANCES...................................................................................    45
16.1.13    ASSETS............................................................................................    46
16.1.14    INSURANCE.........................................................................................    46

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
16.1.15    ENVIRONMENTAL COMPLIANCE..........................................................................    46
16.1.16    ENVIRONMENTAL CLAIMS..............................................................................    46
16.1.17    TAXATION..........................................................................................    46
16.1.18    OWNERSHIP OF GFI-SA...............................................................................    47
16.1.19    NO MATERIAL ADVERSE EFFECT........................................................................    47
16.2       REPETITION........................................................................................    47
16.3       RELIANCE..........................................................................................    48
17.        INFORMATION UNDERTAKINGS..........................................................................    48
17.1       FINANCIAL STATEMENTS..............................................................................    48
17.2       COMPLIANCE CERTIFICATE............................................................................    49
17.3       REQUIREMENTS AS TO FINANCIAL STATEMENTS...........................................................    49
17.4       ACCESS TO RECORDS.................................................................................    51
17.5       INFORMATION : MISCELLANEOUS.......................................................................    51
17.6       NOTIFICATION OF DEFAULT...........................................................................    51
18.        FINANCIAL COVENANTS...............................................................................    52
18.1       FINANCIAL CONDITION...............................................................................    52
18.2       FINANCIAL TESTING.................................................................................    52
18.3       BREACH OF A FINANCIAL CONDITION UNDERTAKING.......................................................    52
19.        GENERAL UNDERTAKINGS..............................................................................    53
19.1       AUTHORISATION.....................................................................................    53
19.2       COMPLIANCE WITH LAWS..............................................................................    53
19.3       NEGATIVE PLEDGE...................................................................................    53
19.4       DISPOSALS AND MERGERS.............................................................................    54
19.5       CHANGE OF BUSINESS................................................................................    55
19.6       INSURANCE.........................................................................................    55
19.7       ENVIRONMENTAL COMPLIANCE..........................................................................    55
19.8       ENVIRONMENTAL CLAIMS..............................................................................    56
19.9       TAXATION..........................................................................................    56

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
19.10      MAINTENANCE OF LEGAL STATUS.......................................................................    56
19.11      CLAIMS PARI PASSU.................................................................................    56
20.        DEFAULT...........................................................................................    57
20.1       EVENTS OF DEFAULT.................................................................................    57
20.1.1     NON-PAYMENT.......................................................................................    57
20.1.2     FINANCIAL COVENANTS...............................................................................    57
20.1.3     OTHER OBLIGATIONS.................................................................................    57
20.1.4     MISREPRESENTATION.................................................................................    58
20.1.5     CROSS-DEFAULT.....................................................................................    58
20.1.6     INSOLVENCY........................................................................................    59
20.1.7     INSOLVENCY PROCEEDINGS............................................................................    59
20.1.8     FAILURE TO COMPLY WITH FINAL JUDGEMENT............................................................    60
20.1.9     CREDITORS' PROCESS................................................................................    60
20.1.10    UNLAWFULNESS......................................................................................    60
20.1.11    REPUDIATION AND UNENFORCEABILITY..................................................................    61
20.1.12    GOVERNMENTAL INTERVENTION.........................................................................    61
20.1.13    BREACH OF TRANSACTION DOCUMENTS...................................................................    61
20.1.14    MATERIAL ADVERSE EFFECT...........................................................................    62
20.1.15    CESSATION OF BUSINESS.............................................................................    62
20.1.16    LITIGATION........................................................................................    62
20.1.17    CHANGE IN CONTROL.................................................................................    62
20.1.18    OWNERSHIP OF GFI-SA...............................................................................    62
20.2       ACCELERATION......................................................................................    62
20.3       REMEDY............................................................................................    64
21.        DISCLOSURE OF INFORMATION BY TRANSACTION AGENT AND EXCLUSION OF TRANSACTION AGENT'S LIABILITY.....    64
22.        CESSION, DELEGATION AND ASSIGNMENT................................................................    66
22.1       NO CESSION, DELEGATION OR ASSIGNMENT..............................................................    66

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
22.2       SPLITTING OF CLAIMS...............................................................................    66
23.        PAYMENT MECHANICS.................................................................................    67
23.1       PAYMENTS..........................................................................................    67
23.2       NO WITHHOLDING....................................................................................    67
24.        CHANGE IN CIRCUMSTANCES, INCREASED COSTS OR ILLEGALITY............................................    67
25.        CONFIDENTIALITY...................................................................................    68
26.        MISCELLANEOUS.....................................................................................    70
26.1       RENUNCIATION OF BENEFITS..........................................................................    70
26.2       ACCOUNTS AND CERTIFICATES.........................................................................    70
26.3       SOLE AGREEMENT....................................................................................    70
26.4       NO IMPLIED TERMS..................................................................................    70
26.5       NO VARIATION......................................................................................    70
26.5.2     EXTENSIONS AND WAIVERS............................................................................    71
26.7       FURTHER ASSURANCES................................................................................    71
26.8       WAIVER OF DEFENCES................................................................................    71
26.9       INDEPENDENT ADVICE................................................................................    73
26.10      COUNTERPARTS......................................................................................    73
26.11      WAIVER OF IMMUNITY................................................................................    73
27.        NOTICES AND DOMICILIA.............................................................................    73
28.        GOVERNING LAW.....................................................................................    75
29.        JURISDICTION......................................................................................    75
30.        SEVERABILITY......................................................................................    75
31.        STIPULATIONS FOR THE BENEFIT OF TRANSACTION PARTICIPANTS..........................................    76
SCHEDULE 1 : PART 1 : FINANCIAL CLOSE DOCUMENTS..............................................................    79
SCHEDULE 1 : PART 2 : FORM OF FORMALITIES CERTIFICATE........................................................    85
SCHEDULE 2 : PART 1 : ACCEPTANCE OF BENEFITS.................................................................    88
SCHEDULE 2 : PART 2 : FORM OF ACCESSION DEED.................................................................    90

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
SCHEDULE 3 : FORM OF COMPLIANCE CERTIFICATE..................................................................    92
SCHEDULE 4 : DISCLOSURE SCHEDULE.............................................................................    94
SCHEDULE 5 : FORM OF LOAN SUPPLEMENT.........................................................................    96

                              GFI-SA LOAN AGREEMENT

1.     PARTIES

1.1          The Parties to this Agreement are:

1.1.1 LEXSHELL 579 INVESTMENTS (PROPRIETARY) LIMITED (WHICH IS TO BE RENAMED "MVELAPHANDA GOLD (PROPRIETARY) LIMITED" OR SUCH OTHER NAME SELECTED THAT IS ACCEPTABLE TO THE REGISTRAR OF COMPANIES);

1.1.2                FIRSTRAND BANK LIMITED (ACTING THROUGH ITS RAND MERCHANT
                     BANK DIVISION);

1.1.3 GFI MINING SOUTH AFRICA LIMITED (WHICH IS TO BE CONVERTED TO A PRIVATE COMPANY)

1.1.4                GOLD FIELDS LIMITED;

1.1.5                GOLD FIELD AUSTRALIA PTY LIMITED; and

1.1.6                GOLD FIELDS GUERNSEY LIMITED.

1.2          The Parties agree as set out below.

2.     DEFINITIONS AND INTERPRETATION

2.1          GENERAL DEFINITIONS

             In this Agreement, unless the context dictates otherwise, the words and expressions set forth below shall bear the following meanings and cognate expressions shall bear corresponding meanings:

             "ACCELERATION NOTICE" means a written notice delivered by the Senior Agent to the GFL Obligors in accordance with clause 20.2 (Acceleration) requiring immediate payment of the amounts specified in clause 20.2 (Acceleration);

             "ACCEPTANCE OF BENEFITS" means, in relation to any Senior Lender, an acceptance of benefits in the form set out in Part 1 of Schedule 2 (Form of Acceptance of Benefits);

                                                                         Page 2.

             "ACCESSION DEED" means, in relation to any person designated as an Additional Guarantor, an accession deed in the form set out in Part 2 of Schedule 2 (Form of Accession Deed);

             "ACCOUNT BANK" means RMB or such other party replacing RMB as Account Bank in accordance with the provisions of the Intercreditor Agreement;

             "ACCOUNT BANK AGREEMENT" means the written agreement entitled "Account Bank Agreement" to be concluded amongst the Account Bank, Mvela Gold, the Senior Lenders, Mezz SPV and GFI-SA;

             "ADDITIONAL GUARANTOR" means any person designated as a Guarantor from time to time by GFL and having executed and delivered an Accession Deed to the Senior Agent;

             "ADVANCE DATE" means the 1st (first) Business Day after the Settlement Date;

             "AGREEMENT" means this GFI-SA Loan Agreement and its Schedules;

             "AUDITORS" means, at any time, the auditors of GFI-SA at that time, being as at the Signature Date PricewaterhouseCoopers Inc. and any replacement for those auditors appointed by GFI-SA;

             "AUTHORISED SIGNATORY" means a person or persons duly authorised to bind a GFL Obligor in terms of the Finance Documents and in respect of whom GFI-SA shall have delivered to the Senior Agent certified specimens of such person's or persons' signature(s) together with evidence reasonably satisfactory to the Senior Agent that such person is duly authorised to bind such GFL Obligor;

             "BARCLAYS" means Barclays Bank PLC South Africa branch, an external company with registration number 1988/005292/10, registered under the Banks Act, No. 94 of 1990 as a foreign branch of Barclays Bank PLC, incorporated in the United Kingdom;

             "BEATRIX" means Beatrix Mining Ventures Limited (Registration No. 1946/020743/06), a public company duly incorporated according to the company laws of South Africa;

             "BUSINESS DAY" means any day (other than a Saturday, Sunday or an official public holiday in South Africa within the meaning of the Public Holidays Act,

                                                                         Page 3.

             No. 36 of 1994) on which banks generally are open for business in Johannesburg;

             "COLLECTION ACCOUNT" means a bank account in the name of Mvela Gold opened with the Account Bank into which GFI-SA and, if applicable, each Guarantor shall pay:

             (a)     all interest payable by GFI-SA under this Agreement;

             (b)     the Loan Amount on its due date for repayment; and

             (c) any other amounts payable by GFI-SA to Mvela Gold under this Agreement;

             "COMPANIES ACT" means the Companies Act, No. 61 of 1973;


             "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of the letter set out in Schedule 3 (Form of Compliance Certificate);

             "CONSTITUTIONAL DOCUMENTS" means, in respect of any person at any time, the then current and up-to-date constitutional documents of such person at such time (including, without limitation, such person's memorandum and articles of association, certificate of incorporation, articles of incorporation or commercial registration certificate);

             "COVENANTS AGREEMENT" means the written agreement entitled "Covenants Agreement" dated 26 November 2003 between Mvela Resources, GFL, GFI-SA and Mvela Gold;

             "CP SATISFACTION DATE" means the date on which the Senior Agent has received all of the Financial Close Documents and other evidence referred to in Part 1 of Schedule 1 in the agreed form or waived delivery of any such Financial Close Documents or any such other evidence pursuant to clause 4.4 (Waiver of Conditions Precedent) and has delivered a written notice to that effect to GFI-SA, Mvela Gold, the Original Senior Lenders and Mezz SPV;

             "DEFAULT" means an Event of Default or any event or circumstances specified in clause 20.1 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of the foregoing) be an Event of Default;

                                                                         Page 4.

             "DEFAULT DATE" means the date of delivery by the Senior Agent to GFI-SA of an Acceleration Notice;

             "DEFAULT RATE" means the greater of:

             (a)     the Interest Rate plus 1% (one percent); or

             (b)     the Repo Rate plus 1% (one percent); or

             (c)     JIBAR plus 2% (two percent);

             "DISCHARGE DATE" means the date on which all the Liabilities have been fully paid and discharged whether or not as a result of enforcement;

             "DRIEFONTEIN" means Driefontein Consolidated (Proprietary) Limited (Registration No. 1993/002956/07), a private company duly incorporated according to the company laws of South Africa;


             "DURATION" means, in relation to, a Nominated Stock or the Future Interest Payment Amounts, the weighted average maturity of the future cash flows inherent in that Nominated Stock or the Future Interest Payment Amounts where the maturity for such cash flow is the period from the Default Date or Early Settlement Date (as defined in clause 12.4), as the case may be, to the date of such cash flow and the weight used for such cash flow is the present value of the cash flow calculated at the Termination Rate;

             "ENCUMBRANCE" means:

             (a) any mortgage, pledge, lien, assignment or cession conferring security, hypothecation, a security interest, preferential right or trust arrangement or other encumbrance securing any obligation of any person; or

             (b) any arrangement under which money or claims to, or for the benefit of, a bank or other account may be applied, set off or made subject to a combination of accounts so as to effect discharge of any sum owed or payable to any person; or

             (c) any other type of preferential agreement or arrangement (including any title transfer and retention arrangement), the effect of which is the creation of a security interest;

                                                                         Page 5.

             "ENVIRONMENTAL CLAIM" means any claim, proceeding or investigation by any person in respect of any Environmental Law;

             "ENVIRONMENTAL LAW" means any law applicable to the business conducted by a Material GFL Group Company at the relevant time in any jurisdiction in which that Material GFL Group Company conducts business which relates to the pollution, degradation or protection of the environment or harm to or the protection of human health or the health of animals or plants and including, without limitation, the National Environmental Management Act, No. 107 of 1998 and the National Water Act, No. 36 of 1998;

             "ENVIRONMENTAL PERMITS" means any permit, licence, consent, approval and other authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any Material GFL Group Company conducted on or from the properties owned or used by that Material GFL Group Company;

             "EVENT OF DEFAULT" means any event or circumstance specified as such in clause 20.1 (Events of Default);

             "FINAL REPAYMENT DATE" means:

             (a)     the 5th (fifth) anniversary of the Advance Date; or

             (b) such earlier date as the Loan Amount is repayable in terms of the provisions of this Agreement;

             "FINANCE DOCUMENTS" means:

             (a)     this Agreement;

             (b)     the Loan Supplement;

             (c) any other agreement or document at any time designated a Finance Document by written agreement between the Senior Agent, Mvela Gold and the GFL Obligors; and

             (d) any amendment agreement to any of the Finance Documents referred to in (a) to (c) above,

             and "FINANCE DOCUMENT" means, as the context requires, any of them;

                                                                         Page 6.

             "FINANCIAL CLOSE DOCUMENTS" means all of the documents and other evidence listed in Part 1 of Schedule 1 (Financial Close Documents);

             "FUTURE INTEREST PAYMENT AMOUNT" means at any time any Interest Payment Amount hereunder which has not yet fallen due for payment at that time;

             "GFA" means Gold Fields Australia Pty Limited (Registration No.
             ABN: 91 098 385 285), a company incorporated according to the laws of Australia;

             "GFG" means Gold Fields Guernsey Limited (Registration No. 24457), a company incorporated according to the laws of Guernsey;

             "GFI-SA" means GFI Mining South Africa Limited (Registration No. 2002/031431/06), a public company duly incorporated according to the company laws of South Africa which is to be converted to a private company;

             "GFL" means Gold Fields Limited (Registration No. 1968/004880/06), a public company duly incorporated according to the company laws of South Africa;

             "GFL GROUP" means GFL and its subsidiaries from time to time;

             "GFLM PREFERENCE SHARE SUBSCRIPTION AGREEMENT" means the written agreement entitled "Preference Share Subscription Agreement" to be concluded between inter alia GFLMS, GFL and Mezz SPV and pursuant to which GFLMS is to subscribe for preference shares in Mezz SPV for a total consideration of ZAR200 000 000 (Two Hundred Million
             Rand);

             "GFLMS" means GFL Mining Services Limited (Registration No. 1997/019961/06), a public company duly incorporated according to the company laws of South Africa;

             "GFL OBLIGOR" means:

             (a)     GFI-SA; and

             (b)     any Guarantor;

             and "GFL OBLIGORS" means, as the context requires, all of them;

                                                                         Page 7.

             "GUARANTEED OBLIGATIONS" means any and all sums, moneys, indebtedness, liabilities and obligations (whether now existing or hereafter arising, whether or not for the payment of money) which are from time to time due, owing, payable or incurred or expressed to be due, owing, payable or incurred (whether scheduled, at maturity, by acceleration, upon one or more dates set for prepayment or otherwise) from or by GFI-SA under or arising from or in connection with this Agreement, including the obligation to pay fees, expenses, post-default interest, the present value of Future Interest Payment Amounts, the Loan Amount and indemnity payments;

             "GUARANTORS" means:

             (a)     GFL;

             (b)     GFA;

             (c)     GFG; and

             (d)     any Additional Guarantor,

             and "GUARANTOR" means, as the context requires, any one of them;

             "IFRS" means International Financial Reporting Standards;

             "IAS 39" means International Financial Reporting Standard 39, Financial Instruments: Recognition and Measurement;

             "IDC" means Industrial Development Corporation of South Africa Limited (Registration No. 1940/015201/06), a corporation duly incorporated according to the Industrial Development Act, No. 22 of 1944 (as amended);

             "IDC PREFERENCE SHARE SUBSCRIPTION AGREEMENT" means the written agreement entitled "Preference Share Subscription Agreement" to be concluded between the IDC and Mezz SPV and pursuant to which the IDC is to subscribe for preference shares in Mezz SPV for a total consideration of ZAR300 000 000 (Three Hundred Million Rand);

             "IFC" means International Finance Corporation, an international organisation established by Articles of Agreement amongst its member countries including South Africa;

                                                                         Page 8.

             "IFC LOAN AGREEMENT" means the written agreement entitled "Loan Agreement" to be concluded between the IFC and Mezz SPV and pursuant to which the IFC is to loan and advance to Mezz SPV the Rand equivalent on the Settlement Date of US$28 000 000 (Twenty-eight Million United States Dollars) but not more than ZAR200 000 000 (Two Hundred Million Rand);

             "INDWA" means iNdwa Investments Limited (Registration No. 2002/013434/06), a public company duly incorporated according to the company laws of South Africa;

             "INSURANCES" means all contracts and policies of insurance and re-insurance of any kind which are effected and maintained by or on behalf of GFI-SA as required under clause 16.1.14 (Insurance);

             "INTER-MEZZANINE INVESTORS AGREEMENT" means the written agreement to be concluded amongst inter alia the Mezzanine Investors setting out the terms and conditions which are to apply as amongst the Mezzanine Investors as financiers of Mezz SPV;

             "INTERCREDITOR AGREEMENT" means the written agreement entitled "Intercreditor Agreement" to be concluded amongst the Senior Lenders, Mvela Gold, Mezz SPV, the Mezz SPV Agent and the Senior Agent;

             "INTEREST PAYMENT AMOUNTS" means in relation to any Interest Payment Date, the amount of interest payable on that Interest Payment Date as stipulated in Annexure "A" to the Loan Supplement;

             "INTEREST PAYMENT DATES" means the dates upon which interest shall be payable as specified in Annexure "A" to the Loan Supplement and "INTEREST PAYMENT DATE" means, as the context requires, any one of them;

             "INTEREST RATE" means the interest rate for the Term as specified in the Loan Supplement;

             "JIBAR" means the 3 (three) month Johannesburg Inter-Bank Agreed Rate as quoted by the South African Futures Exchange from time to time and which appears on the Reuters SAFEY Page expressed as a percentage and converted to a nominal annual compounded monthly in arrear rate;

             "JP MORGAN" means J.P. Morgan Securities South Africa (Proprietary) Limited (Registration No. 1996/015112/07), a private company duly incorporated according to the company laws of South Africa;

                                                                         Page 9.

             "JP MORGAN PREFERENCE SHARE SUBSCRIPTION AGREEMENT" means the written agreement entitled "Preference Share Subscription Agreement" to be concluded between JP Morgan and Mezz SPV and pursuant to which JP Morgan is to subscribe for preference shares in Mezz SPV for a total consideration of ZAR50 000 000 (Fifty Million Rand);

             "KLOOF" means Kloof Gold Mining Company Limited (Registration No. 1964/004462/06), a public company duly incorporated according to the company laws of South Africa;

             "LEGAL ADVISER" means Deneys Reitz Inc. acting on behalf of the Original Senior Lenders or such other replacement legal adviser as the Senior Agent may nominate in writing;

             "LIABILITIES" means all present and future liabilities and obligations at any time of a GFL Obligor to Mvela Gold under the Finance Documents, both actual and contingent and whether incurred solely or jointly or in any other capacity;

             "LOAN" means the loan made or to be made under this Agreement or (as the context may require) the principal amount outstanding for the time being of that loan;

             "LOAN AMOUNT" means the principal sum of ZAR4 139 000 000 (Four Billion One Hundred and Thirty-nine Million Rand);

             "LOAN SUPPLEMENT" means the loan supplement to be entered into between Mvela Gold, the Senior Agent and GFI-SA recording the Interest Rate, the Interest Payment Dates and the Interest Payment Amounts substantially in the form annexed hereto as Schedule 5 (Form of Loan Supplement).;

             "MAJORITY SENIOR LENDERS" means "Majority Senior Lenders" as defined in the Intercreditor Agreement;

             "MATERIAL ADVERSE EFFECT" means a material adverse effect on:

             (a) the ability of a GFL Obligor to perform its financial or other material obligations under the Finance Documents to which it is a party; or

             (b) the validity or enforceability of the Finance Documents or any of them;

                                                                        Page 10.

             "MATERIAL GFL GROUP COMPANY" means:

             (a)     the GFL Obligors; and

             (b) any member of the GFL Group from time to time that is not a Non-Material GFL Group Company,

             and "MATERIAL GFL GROUP COMPANIES" means, as the context requires, all of them;

             "MEZZ SPV" means Micawber 325 (Proprietary) Limited (Registration No. 2002/016188/07), a private company duly incorporated according to the company laws of South Africa;

             "MEZZ SPV AGENT" means RMB acting as agent for Mezz SPV under the Mezz SPV Loan Agreement in accordance with the terms of the Mezz SPV Loan Agreement and the Inter-Mezzanine Investors Agreement or any replacement Mezz SPV Agent appointed pursuant to the terms of the Inter-Mezzanine Investors Agreement;

             "MEZZ SPV CESSION IN SECURITY" means the written agreement entitled "Mezz SPV Cession in Security" to be concluded between Mvela Gold and Mezz SPV and pursuant to which Mvela Gold is to cede in securitatem debiti all of its right, title and interest in and to the Subscription and Share Exchange Agreement to and in favour of Mezz SPV as security for its obligations under the Mezz SPV Loan Agreement;

             "MEZZ SPV LOAN AGREEMENT" means the written agreement entitled "Mezz SPV Loan Agreement" to be concluded between Mezz SPV, Mvela Gold and the Mezz SPV Agent and pursuant to which Mezz SPV is to loan and advance an amount of ZAR1 100 000 000 (One Billion One Hundred Million Rand) to Mvela Gold;

             "MEZZ SPV REVERSIONARY CESSION IN SECURITY" means the written agreement entitled "Mezz SPV Reversionary Cession in Security" to be concluded between Mvela Gold and the Mezz SPV and pursuant to which Mvela Gold is to cede in securitatem debiti all of its reversionary right, title and interest in and to the claims it has for the repayment of the Loan Amount under this Agreement and the Collection Account to and in favour of Mezz SPV as security for its obligation s under the Mezz SPV Loan Agreement;

             "MEZZANINE INVESTORS" means:

                                                                        Page 11.

             (a)     PIC;

             (b)     IFC;

             (c)     GFLMS;

             (d)     IDC;

             (e)     JP Morgan; and

             (f)     RMB,

             and "MEZZANINE INVESTOR" means, as the context requires, any one of them;

             "MHL" means Mvelaphanda Holdings (Proprietary) Limited (Registration No. 1997/021524/07), a private company duly incorporated according to the company laws of South Africa;

             "MVELA GOLD" means Lexshell 579 Investments (Proprietary) Limited (Registration No. 2003/013950/07), a private company duly incorporated according to the company laws of South Africa, which is to be renamed "Mvelaphanda Gold (Proprietary) Limited" or such other name selected that is acceptable to the Registrar of Companies;

             "MVELA RESOURCES" means Mvelaphanda Resources Limited (Registration No. 1980/001395/06), a public company duly incorporated according to the company laws of South Africa;

             "MVELA RESOURCES PLEDGE" means the written agreement entitled "Cession and Pledge" to be concluded between Mvela Resources and Mezz SPV and pursuant to which Mvela Resources is to provide a cession and pledge in securitatem debiti of the shares held by it in Mvela Gold as security for its obligations towards Mezz SPV under the Sponsor Support, Guarantee and Retention Agreement;

             "MVELA RESOURCES SUBSCRIPTION AGREEMENT" means the written agreement entitled "Ordinary Share Subscription Agreement" to be concluded between Mvela Resources and Mvela Gold and pursuant to which Mvela Resources is to subscribe for equity in Mvela Gold for a total consideration of not less than ZAR1 750 000 000 (One Billion Seven Hundred and Fifty Million Rand);

                                                                        Page 12.

             "NOMINATED STOCK" means the government stock nominated by the Senior Agent in terms of the definition "TERMINATION Rate";

             "NON-MATERIAL GFL GROUP COMPANY" means, at any time, a member of the GFL Group other than a GFL Obligor which had gross turnover in its most recently ended Financial Year (on a consolidated basis) less than or equal to 5% (five percent) of the gross turnover of the GFL Group (calculated according to the most recent set of audited consolidated financial statements delivered pursuant to clause 17.1 (Financial Statements)). Compliance with the aforementioned condition shall be determined by reference to the latest audited financial statements of such member of the GFL Group (consolidated in the case of a member of the GFL Group which itself has subsidiaries), provided that:

             (a) if, in the case of any member of the GFL Group which itself has subsidiaries, no consolidated financial statements are prepared and audited, its consolidated turnover shall be determined on the basis of pro forma consolidated financial statements of the relevant member of the GFL Group and its subsidiaries, prepared for this purpose by GFL; and

             (b) if any intra-GFL Group transfer or re-organisation takes place, the audited financial statements of the GFL Group and all relevant members of the GFL Group shall be adjusted by GFL in order to take into account such intra-GFL Group transfer or re-organisation.

             Should there be any dispute regarding whether any member of the GFL Group is or is not a Non-Material Group Company such dispute shall be referred, at the request of the Senior Agent, to the Auditors and a report by the Auditors that a member of the GFL Group is or is not a Non-Material GFL Group Company shall, in the absence of manifest error, be conclusive and binding on all Parties. The costs of obtaining the report by the Auditors will be borne by the unsuccessful party to the dispute;

             "ORIGINAL FINANCIAL STATEMENTS" means the audited consolidated annual financial statements of GFL for the Financial Year ended 30 June 2003 prepared in accordance with IFRS;

             "ORIGINAL SENIOR LENDERS" means:

             (a)     iNdwa; and

             (b)     Barclays;

                                                                        Page 13.

             and "ORIGINAL SENIOR LENDER" means, as the context requires, either one of them;

             "PARTIES" means:

             (a)     GFI-SA;

             (b)     GFL;

             (c)     GFA;

             (d)     GFG;

             (e)     Mvela Gold; and

             (f)     the Senior Agent,

             and "PARTY" means, as the context requires, any one of them;

             "PERMITTED DISPOSAL" means any sale, lease, transfer or other disposal:

             (a) by a GFL Obligor or any member of the GFL Group of obsolete or redundant assets which are no longer required for the efficient operation of the business of such GFL Obligor or such member of the GFL Group; or

             (b) by a GFL Obligor or any member of the GFL Group in the ordinary course of its day-to-day business if that sale, lease, transfer or other disposal is not otherwise restricted by a term of any Transaction Document; or

             (c)     by a GFL Obligor to a GFL Obligor; or

             (d) by a member of the GFL Group that is not a GFL Obligor to a GFL Obligor or by a GFL Obligor to a member of the GFL Group that is not a GFL Obligor if such sale, lease, transfer or other disposal is concluded at arm's length; or

             (e) by a member of the GFL Group that is not a GFL Obligor to another member of the GFL Group that is not a GFL Obligor; or

                                                                        Page 14.

             (f) by any member of the GFL Group to any other person where the higher of the market value or consideration receivable when aggregated with the higher of the market value or consideration receivable for any other sale, lease, transfer or other disposal by any member of the GFL Group (other than a sale, lease, transfer or other disposal referred to in (a), (b), (c), (d), (e) and (g)) does not exceed 10% (ten percent) of the Consolidated Tangible Net Worth in any Financial Year subject to a maximum of 20% (twenty percent) of the Consolidated Tangible Net Worth in aggregate during the Term; or

             (g) for which the Senior Agent has given its prior written consent;

             "PERMITTED ENCUMBRANCE" means:

             (a)     any Encumbrance created prior to the Signature Date which
                     (i) is disclosed in the Original Financial Statements, or
                     (ii) has been disclosed in writing to the Senior Agent prior to the Signature Date, and (iii) in all circumstances securing only indebtedness outstanding or a facility available at the Signature Date if the principal amount or original facility thereby secured is not increased after the Signature Date;

             (b) any title transfer or retention arrangement entered into by any member of the GFL Group in the normal course of its trading activities and on terms no worse for that member of the GFL Group than the standard terms of the relevant supplier;

             (c) any netting or set-off arrangement entered into by any member of the GFL Group in the ordinary course of its banking arrangements (which shall include, for the avoidance of doubt, those pursuant to hedging arrangements in relation to gold and silver prices, foreign exchange rates and interest rates where such arrangements are entered into for the purposes of providing protection against fluctuation in such rates or prices in the ordinary course of business), for the purpose of netting debit and credit balances;

             (d) any lien arising by operation of law and in the ordinary course of trading and not by reason of any default (whether in payment or otherwise), of any member of the GFL Group;

             (e) any Encumbrance over or affecting any asset acquired by a member of the GFL Group after the Signature Date, which Encumbrance is created to finance the acquisition thereof if the amount thereby secured is

                                                                        Page 15.

                     equivalent to, or less than, the acquisition price of the asset so acquired and the finance charges related thereto;

             (f) any Encumbrance over or affecting any asset acquired by any member of the GFL Group after the Signature Date where such Encumbrance already existed over such asset as at the date of acquisition and has not been increased in contemplation of, or since the date of, the acquisition of such asset by such member of the GFL Group;

             (g) any Encumbrance or Quasi-Encumbrance granted in respect of Project Finance Borrowings over assets of, or the shares in, a Project Finance Subsidiary;

             (h) in respect of Encumbrances or Quasi-Encumbrances over or affecting any asset of any Material GFL Group Company, any Encumbrance or Quasi-Encumbrance securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Encumbrance or Quasi-Encumbrance other than any permitted under paragraphs (a) to (g) above) does not at any time exceed 10% (ten percent) of Consolidated Tangible Net Worth (measured as from the last set of annual financial statements delivered to the Senior Agent pursuant to this Agreement and adjusted to include the net value of new assets acquired since the last date covered by such financial statements);

             (i) any other Encumbrance or Quasi-Encumbrance as agreed by the Senior Agent in writing; or

             (j)     any Encumbrance created pursuant to the Transaction
                     Documents;

             "PIC" means the Public Investment Commissioners in terms of Section 2 of the Public Investment Commissioners Act, No. 45 of 1984;

             "PIC LOAN AGREEMENT" means the written agreement entitled "Loan Agreement" to be concluded between the PIC and Mezz SPV and pursuant to which the PIC is to loan and advance an amount of ZAR250 000 000 (Two Hundred and Fifty Million Rand) to Mezz SPV;

             "PIC PUT OPTION AGREEMENT" means the written agreement whereby GFL will agree to acquire PIC's rights and obligations under the PIC Loan Agreement (including PIC's pro rata share of the security thereunder) for a consideration of ZAR150 000 000 (One Hundred and Fifty Million Rand)

                                                                        Page 16.

             plus accrued interest compounded semi-annually at 14,25% (fourteen comma two five percent), in exchange for a guarantee fee compounded and accrued semi-annually at 3,75% (three comma seven five percent per annum) until it is payable (on the date that the loan under the PIC Loan Agreement is repaid);

             "PRE-EMPTIVE RIGHTS AGREEMENT" means the written agreement entitled "Pre-emptive Rights Agreement" to be concluded between Mvela Gold, GFI-SA and GFL governing certain pre-emptive rights to be granted by Mvela Gold in favour of GFL in respect of the shares acquired by Mvela Gold pursuant to the Subscription and Share Exchange Agreement;

             "PRIME RATE" means the publicly quoted basic rate of interest per annum, compounded monthly in arrear and calculated on a 365 day year (irrespective of whether or not the year is a leap year) from time to time published by a FirstRand Bank Limited as being its prime overdraft rate as certified by any manager of such bank whose appointment and designation need not be proved;

             "PROJECT FINANCE BORROWINGS" means:

             (a) any indebtedness to finance (or re-finance) a project comprised of the ownership, development, construction and/or operation of assets which is incurred by a Project Finance Subsidiary whose principal business is that project and in respect of which the person or persons making that indebtedness available to the relevant Project Finance Subsidiary (whether or not a member of the GFL Group) has no recourse whatsoever to any member of the GFL Group (other than to the Project Finance Subsidiary) and with respect to the shares therein) in respect of that indebtedness whether directly or indirectly or by way of a guarantee (financial or completion guarantee or otherwise) creating an obligation (whether actual or contingent) for Financial Indebtedness in respect of the Project Finance Borrowings from any member of the GFL Group; or

             (b) any indebtedness the terms and conditions of which have been approved by the Senior Agent and which the Senior Agent has agreed in writing to treat as Project Finance Borrowings for the purposes of this Agreement;

             "PROJECT FINANCE SUBSIDIARY" means a single purpose company (whether or not a member of the GFL Group but excluding the GFL Obligors) whose business is a project comprised of the ownership, development and/or operation of an asset and whose principal assets are constituted by that project and whose liabilities are not directly or indirectly the subject of a guarantee

                                                                        Page 17.

             (financial or completion guarantee or otherwise) creating an obligation (whether actual or contingent) for Financial Indebtedness in respect of the Project Finance Borrowings from any member of the GFL Group (other than from such single purpose company or with respect to the shares therein);

             "QUASI-ENCUMBRANCE" means any transaction described in clause
             19.3.2;

             "RAND" and "ZAR" means South African Rand, the lawful currency of South Africa;

             "RECOURSE CLAIMS" means any claim by any Guarantor against GFI-SA from any cause whatsoever or howsoever arising including on loan account or arising by virtue of payment by any Guarantor under the provisions of clause 10 (Guarantee);

             "REORGANISATION AGREEMENT" means the written agreement entitled "Reorganisation Agreement" dated 25 July 2003 between Beatrix, Driefontein, Kloof, GFLMS, GFL and GFI-SA;

             "REPEATING REPRESENTATIONS" means each of those representations and warranties set out in clause 16.1 (Representations and Warranties) which are stated as being deemed to be repeated as provided for pursuant to clause 16.2 (Repetition);

             "REPO RATE" means on any particular day, the repurchase tender rate at close of business on that day as published by the South African Reserve Bank;

             "RMB" means FirstRand Bank Limited (Registration No.
             1929/001225/06) (acting through its Rand Merchant Bank division), a public company and registered bank duly incorporated according to the company and banking laws of South Africa;

             "RMB PREFERENCE SHARE SUBSCRIPTION AGREEMENT" means the written agreement entitled "Preference Share Subscription Agreement" to be concluded between RMB and Mezz SPV and pursuant to which RMB is to subscribe for preference shares in Mezz SPV for total consideration of ZAR100 000 000 (One Hundred Million Rand);

             "SENIOR AGENT" means RMB acting as agent for Mvela Gold under this Agreement in accordance with the terms of this Agreement and the Intercreditor Agreement and as agent for the Senior Lenders under the Senior Loan Agreement in accordance with the terms of the Senior Loan Agreement

                                                                        Page 18.

             and the Intercreditor Agreement or any replacement Senior Agent appointed pursuant to the terms of the Intercreditor Agreement;

             "SENIOR CESSION IN SECURITY" means the written agreement entitled "Senior Cession in Security" to be concluded between Mvela Gold and the Senior Lenders and pursuant to which Mvela Gold is to cede in securitatem debiti all of its right, title and interest in and to this Agreement and the Collection Account to and in favour of the Senior Lenders as security for Mvela Gold's obligations under the Senior Loan Agreement;

             "SENIOR LENDERS" means initially the Original Senior Lenders and thereafter shall include any person(s) acceding as a Senior Lender to the Senior Loan Agreement;

             "SENIOR LOAN AGREEMENT" means the written agreement entitled "Senior Loan Agreement" to be concluded amongst the Original Senior Lenders and Mvela Gold and pursuant to which the Original Senior Lenders are to loan and advance an amount of approximately ZAR1 349 000 000 (One Billion Three Hundred and Forty-nine Million Rand) to Mvela Gold;

             "SETTLEMENT ACCOUNT" means a bank account in the name of Mvela Gold held with the Account Bank for the purposes of receiving the proceeds of (a) the subscription to be effected pursuant to the Mvela Resources Subscription Agreement, (b) the loan to be advanced pursuant to the Senior Loan Agreement, and (c) the loan to be advanced under the Mezz SPV Loan Agreement and having the details notified in writing by the Senior Agent to the Transaction Participants not less than 3 (three) Business Days prior to the Settlement Date;

             "SETTLEMENT DATE" means the date which is the later of:

             (a)     the 5th (fifth) Business Day after the CP Satisfaction
                     Date; and

             (b) the date on which the Senior Agent certifies in writing to the Transaction Participants that a sum at least equal to the Loan Amount is standing to the credit of the Settlement Account, which certification the Senior Agent shall be obliged to deliver not later than 1 (one) Business Day after such sum stands to the credit of the Settlement Account;

             "SIGNATURE DATE" means the date of the signature of this Agreement by the Party signing last in time;

                                                                        Page 19.

             "SOUTH AFRICA" means the Republic of South Africa as constituted from time to time;

             "SPONSOR SUPPORT, GUARANTEE AND RETENTION AGREEMENT" means the written agreement entitled "Sponsor Support, Guarantee and Retention Agreement" to be concluded amongst, inter alia, GFL, GFI-SA, Mvela Resources, MHL, Mvela Gold and Mezz SPV and, inter alia, pursuant to which:

             (a) MHL agrees to retain a holding of not less than 26% (twenty-six percent) of the equity share capital of Mvela Resources and to be represented by the majority of directors on the board of Mvela Resources and Mvela Resources agrees, subject to the terms of the Mvela Resources Pledge, to remain the sole owner of Mvela Gold for so long as any amount is due or outstanding by Mvela Gold to Mezz SPV or remains outstanding by Mvela Gold in terms of any Transaction Documents; and

             (b) Mvela Resources will provide a partial guarantee to Mezz SPV for up to ZAR200 000 000 (Two Hundred Million Rand) which shall become a joint and several guarantee with MHL under certain conditions; and

             (c) Mvela Resources agrees to place Mvela Gold and/or Mezz SPV in funds to fund:

                     (i) Tax liabilities of Mvela Gold and/or Mezz SPV, as the case may be, that arise as a result of any increase in Tax rates or change in Tax law occurring after the Advance Date and to the extent that Mvela Gold is liable for any increased cost pursuant to the Senior Loan Agreement resulting from the imposition of or changes in the administration or interpretation of capital ratio or reserve requirements on contingent liabilities or other measures imposed by regulatory authorities; and

                     (ii) other liabilities incurred by Mvela Gold that are not authorised by its memorandum and articles of association to the extent that Mvela Gold does not do so (after payment of all amounts due by Mvela Gold under the Senior Loan Agreement and the Mezz SPV Loan Agreement); and

             (d) Mvela Resources indemnifies GFL or GFI-SA for amounts incurred as a result of the application of clauses 24.1 or
                     24.2 of this Agreement;

                                                                        Page 20.

             "SUBSCRIPTION AND SHARE EXCHANGE AGREEMENT" means the written agreement entitled "Subscription and Share Exchange Agreement" concluded or to be concluded between GFI-SA, GFL and Mvela Gold and pursuant to which (a) Mvela Gold agrees and is obliged to subscribe for equity shares which pursuant to their issue will constitute 15% (fifteen percent) of the equity share capital of GFI-SA, and (b) Mvela Gold is entitled in certain circumstances to exchange the shares acquired by it in GFI-SA for shares in GFL;

             "TAX" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including, without limitation, any penalty or interest payable in connection with any failure to pay or delay in paying any of the same).

             "TERM" means the period commencing on the Signature Date and ending on the Discharge Date;

             "TERMINATION RATE" means the re-investment rate available in the South African capital market on the Default Date or Early Settlement Date, as the case may be, on a government stock to be nominated by the Senior Agent, acting reasonably and timeously having provided the calculation of the Termination Rate and all information utilised to calculate the Termination Rate to GFI-SA if requested by GFI-SA; provided that the Nominated Stock will be the lowest yielding government investment available having a Duration which in the reasonable opinion of the Senior Agent approximates the Duration of the Future Interest Payment Amounts;

             "TRANSACTION DOCUMENTS" means:

             (a)     the Finance Documents;

             (b)     the Reorganisation Agreement;

             (c)     the Subscription and Share Exchange Agreement;

             (d)     the Senior Loan Agreement;

             (e)     the Mezz SPV Loan Agreement;

             (f)     the Sponsor Support, Guarantee and Retention Agreement;

             (g)     the Senior Cession in Security;

                                                                        Page 21.

             (h)     the Mvela Resources Subscription Agreement;

             (i)     the Covenants Agreement;

             (j)     the Mezz SPV Cession in Security;

             (k)     the Mezz SPV Reversionary Cession in Security;

             (l)     the IDC Preference Share Subscription Agreement;

             (m)     the GFLM Preference Share Subscription Agreement;

             (n)     the RMB Preference Share Subscription Agreement;

             (o)     the Mvela Resources Pledge;

             (p)     the IFC Loan Agreement;

             (q)     the PIC Loan Agreement;

             (r)     the JP Morgan Preference Share Subscription Agreement;

             (s)     the Inter-Mezzanine Investors Agreement;

             (t)     the Intercreditor Agreement;

             (u)     the Account Bank Agreement;

             (v)     the PIC Put Option Agreement;

             (w)     the Transaction Participant Undertaking;

             (x)     the Pre-emptive Rights Agreement;

             (y) any other agreement or document at any time designated a Transaction Document by written agreement between the GFL Obligors, Mvela Gold and the Senior Agent; and

                                                                        Page 22.

             (z) any amendment agreement to any of the Transaction Documents referred to in (a) to (y) above;

             and "TRANSACTION DOCUMENT" means, as the context requires, any of them;

             "TRANSACTION PARTICIPANTS" means:

             (a)     the Guarantors;

             (b)     GFI-SA;

             (c)     Mvela Gold;

             (d)     Mvela Resources;

             (e)     MHL;

             (f)     the Mezzanine Investors;

             (g)     Mezz SPV;

             (h)     the Senior Lenders;

             (i)     the Account Bank;

             (j)     the Senior Agent (in its capacity as such); and

             (k)     the Mezz SPV Agent (in its capacity as such),

             and "TRANSACTION PARTICIPANT" means, as the context requires, any one of them;

             "TRANSACTION PARTICIPANT UNDERTAKING" means the written undertaking to be concluded amongst the Transaction Participants and in terms of which each Transaction Participant undertakes in favour of the other Transaction Participants not to amend any Transaction Document(s) to which it is a party without the prior written consent of all the other Transaction Participants save to the extent that a Transaction Participant's consent is not required to amend the terms of any Transaction Document in accordance with the terms of that Transaction Document;

                                                                        Page 23.

             "UNPAID SUM" means any sum due and payable but unpaid by a GFL Obligor under the Finance Documents;

             "VAT" means value-added tax leviable in terms of the Value-Added Tax Act, 1991 (as amended);

             "WARRANTY DATE" has the meaning given to it in clause 16.2 (Repetition).

2.2          FINANCIAL DEFINITIONS

             All accounting expressions which are not otherwise defined in this Agreement shall be construed in accordance with IFRS and, unless the context dictates otherwise, the accounting expressions set forth below shall bear the following meanings:

             "CONSOLIDATED EBITDA" means, for any Measurement Period, (having reversed any entries made due to the new accounting standards (IAS
             39) that require the marking to market of hedges that are undertaken in the normal course of business) Consolidated Profits Before Interest and Tax before any amount attributable to the amortisation of intangible assets and depreciation of tangible assets and before any extraordinary items resulting from the sale or any impairment of mining assets or restructuring of mining operations;

             "CONSOLIDATED NET BORROWINGS" means, at any time, the aggregate amount of all obligations of the GFL Group for or in respect of Indebtedness for Borrowed Money but excluding any such obligation to any member of the GFL Group, adjusted to take account of the aggregate amount of freely available cash and cash equivalents held by any member of the GFL Group (and so that no amount shall be included or excluded more than once);

             "CONSOLIDATED NET FINANCE CHARGES" means, in respect of any Measurement Period, the aggregate amount of the interest (including the interest element of leasing and hire purchase payments and capitalised interest), commission, fees, discounts and other finance payments payable by any member of the GFL Group (including any commission, fees, discounts and other finance payment payable by any member of the GFL Group under any interest rate hedging arrangement but deducting any commission, fees, discounts and other finance payments receivable by any member of the GFL Group under any interest rate hedging instrument) but deducting any other interest receivable by any member of the GFL Group on any deposit or bank account;

                                                                        Page 24.

             "CONSOLIDATED PROFITS BEFORE INTEREST AND TAX" means, in respect of any Measurement Period, the consolidated net income of the GFL Group (less the net income of any Project Finance Subsidiaries but including any dividends received in cash by any member of the GFL Group (other than a Project Finance Subsidiary) from a Project Finance Subsidiary) before:

             (a)     any provision on account of normal taxation; and

             (b) any interest, commission, discounts or other fees incurred or payable, received or receivable by any member of the GFL Group in respect of Indebtedness for Borrowed Money;

             "CONSOLIDATED TANGIBLE NET WORTH" means, at any time, the Shareholders' Equity, as reported in the GFL Group Statement of Changes in Shareholders' Equity;

             "CURRENT ASSETS" means the aggregate of inventory, trade and other receivables of each member of the GFL Group including sundry debtors (but excluding cash at bank) maturing within 12 (twelve) months from the date of computation;

             "CURRENT LIABILITIES" means the aggregate of all liabilities (including trade creditors, accruals and provisions and prepayments) of each member of the GFL Group falling due within 12 (twelve) months from the date of computation;

             "FINANCIAL INDEBTEDNESS" means (without double counting) any indebtedness for or in respect of:

             (a)     moneys borrowed;

             (b) any amount raised by acceptance under any acceptance credit facility;

             (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

             (d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with IFRS, be treated as a finance or capital lease;

             (e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

                                                                        Page 25.

             (f) the amount of any liability in respect of any purchase price for assets or services the payment of which is deferred where the deferral of such price is either:

                     (i)    used primarily as a method of raising credit; or

                     (ii)   not made in the ordinary course of business;

             (g) any agreement or option to re-acquire an asset if one of the primary reasons for entering into such agreement or option is to raise finance;

             (h) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

             (i) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

             (j) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

             (k)     any amount raised by the issue of redeemable shares; and

             (l) the amount of any liability in respect of any guarantee or indemnity for any of its items referred to in paragraphs
                     (a) to (k) above;

             "FINANCIAL YEAR" means, at any time, the financial year of the GFL Group ending on 30 June in each calendar year;

             "INDEBTEDNESS FOR BORROWED MONEY" means Financial Indebtedness save for any indebtedness for or in respect of paragraphs (i) and (j) of the definition of "FINANCIAL INDEBTEDNESS";

             "MEASUREMENT PERIOD" means each period of 12 (twelve) months ending on the last day of GFI-SA's Financial Year and each period of 12 (twelve) months ending on the last day of the first half of GFI-SA's Financial Year;

                                                                        Page 26.

             "NET DEBT SERVICE" means, in respect of any Measurement Period, the aggregate of:

             (a)     Consolidated Net Finance Charges; and

             (b) the aggregate of scheduled and mandatory payments of any Indebtedness for Borrowed Money falling due;

             "WORKING CAPITAL" means, on any date, Current Assets less Current Liabilities.

2.3          INTERPRETATION AND CONSTRUCTION

2.3.1 A document in an "AGREED FORM" is a document which has been initialled as such on or before the CP Satisfaction Date for the purposes of identification by or on behalf of GFI-SA, Mvela Gold and the Senior Agent.

2.3.2                Any reference in this Agreement to:

2.3.2.1 an "AFFILIATE" means, in relation to any person, a subsidiary of that person or a holding company of that person or any other subsidiary of that holding company;

2.3.2.2 an "AMENDMENT" includes a supplement, novation or re-enactment and "amended" is to be construed accordingly;

2.3.2.3 "ARM'S LENGTH" means terms that are fair and reasonable to the counterparty of a transaction and no more or less favourable to the other party to the relevant transaction as could reasonably be expected to be obtained in a comparable arm's length transaction with a person that is not the ultimate holding company of such counterparty or an entity of which such counterparty or its ultimate holding company has direct or indirect control, or owns directly or indirectly more than 20% (twenty percent) of the share capital or similar rights of ownership;

2.3.2.4 "ASSETS" includes properties, revenues and rights of every description;

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                                                                        Page 27.

2.3.2.5 "AUDITED" means, in respect of any financial statement, those financial statements as audited by the Auditors;

2.3.2.6 "AUTHORISATIONS" mean any authorisation, consent, registration, filing, agreement, notarisation, certificate, licence, approval, resolution, permit and/or authority or any exemption from any of the aforesaid, by, with or from any authority (including, without limitation, any approvals required from the South African Reserve Bank in relation to any Transaction Document or any transaction contemplated under any Transaction Document);

2.3.2.7 "AUTHORITY" means any government or governmental, administrative, fiscal or judicial authority, body, court, department, commission, tribunal, registry or any stated owned or controlled authority which principally performs governmental functions;

2.3.2.8 a "CLAUSE" shall, subject to any contrary indication, be construed as a reference to a clause hereof;

2.3.2.9 "CONTINUING", in the context of an Event of Default, means:

2.3.2.9.1 where the Event of Default or its consequences are incapable of remedy, that Event of Default is deemed to be continuing unless it has been expressly waived in writing by the Senior Agent and any conditions of such waiver have been fulfilled to the reasonable satisfaction of the Senior Agent;

2.3.2.9.2 in any other case, that Event of Default is deemed to be continuing unless and until either:

2.3.2.9.2.1 it has been expressly waived in writing by the Senior Agent and any conditions of such waiver have been fulfilled to the reasonable satisfaction of the Senior Agent; or

2.3.2.9.2.2 it has been remedied within the applicable remedy period by any person and the resulting position is that which it would have been if such Event of Default had not occurred or if the resulting position is reasonably acceptable to the Senior Agent;

                                                                        Page 28.

2.3.2.10 "CONTROL" means, in relation to any company or similar organisation or person, the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

2.3.2.10.1 cast, or control the casting of, more than one-half of the maximum number of votes that might be cast at a general meeting of that company or similar organisation or person; or

2.3.2.10.2 appoint or remove all, or the majority, of the directors or other equivalent officers of that company or similar organisation or person;

2.3.2.11 a "HOLDING COMPANY" shall be construed in accordance with the Companies Act;

2.3.2.12 the words "INCLUDING" and "IN PARTICULAR" are used by way of illustration or emphasis only and shall not be construed as, nor shall they take effect as, limiting the generality of any of the preceding words;

2.3.2.13 "INDEBTEDNESS" shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

2.3.2.14 "LAW" shall be construed as any law (including statutory, common or customary law), statute, constitution, decree, judgment, treaty, regulation, directive, by-law, order, other legislative measure, requirement, request or guideline (whether or not having the force of law but, if not having the force of law, is generally complied with by the persons to whom it is addressed or applied) of any government, supranational, local government, statutory or regulatory or self-regulatory or similar body or authority or court and the common law, as amended, replaced, re-enacted, restated or reinterpreted from time to time;

2.3.2.15 a "MONTH" means a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

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                                                                        Page 29.

2.3.2.15.1 if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the directly preceding Business Day; and

2.3.2.15.2 if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month;

2.3.2.16 the words "OTHER" and "OTHERWISE" shall not be construed eiusdem generis with any foregoing words where a wider construction is possible;

2.3.2.17 a "PERSON" shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

2.3.2.18 a "REGULATION" means any regulation, rule, official directive, request or guideline (whether or not having the force of law but complied with generally) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

2.3.2.19 "REPAY" (or any derivative form of that word) includes "PREPAY" (or any derivative form of that word);

2.3.2.20 a "SCHEDULE" shall, subject to any contrary indication, be construed as a reference to a Schedule hereof;

2.3.2.21 a "SUBSIDIARY" shall be construed in accordance with the Companies Act.

2.3.3 Unless inconsistent with the context or save where the contrary is indicated in this Agreement:

2.3.3.1 if any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it appears only in an interpretation clause, effect shall be given to it as if it were a substantive provision of this Agreement;

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                                                                        Page 30.

2.3.3.2 when any number of days is prescribed in this Agreement, same shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a day which is not a Business Day, in which case the last day shall be the next succeeding Business Day;

2.3.3.3 in the event that the day for payment of any amount due in terms of this Agreement should fall on a day which is not a Business Day, the relevant day for payment shall be the preceding Business Day;

2.3.3.4 in the event that the day for performance of any obligation to be performed in terms of this Agreement (other than a payment obligation) should fall on a day which is not a Business Day, the relevant day for performance shall be the succeeding Business Day;

2.3.3.5 any reference in this Agreement to an enactment is to that enactment as at the Signature Date and as amended or re-enacted from time to time;

2.3.3.6 any reference in this Agreement to this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as same may have been, or may from time to time be, amended, varied, novated or supplemented;

2.3.3.7 except as expressly provided for in this Agreement, no provision of this Agreement constitutes a stipulation for the benefit of any person who is not a Party to this Agreement;

2.3.3.8 references to day/s, calendar month/s or year/s shall be construed as Gregorian calendar day/s, calendar month/s or year/s;

2.3.3.9 a reference to a Party includes that Party's successors-in-title and permitted assigns;

2.3.3.10 where any Party is required to provide any consent or agree to the actions of any other Party, the request for such consent or agreement shall be in writing and such consent or agreement shall be in writing and shall not be unreasonably withheld or delayed.

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                                                                        Page 31.

2.3.4 The headings to the clauses and Schedules of this Agreement are for reference purposes only and shall in no way govern or affect the interpretation of nor modify nor amplify the terms of this Agreement nor any clause or Schedule thereof.

2.3.5 Unless inconsistent with the context, an expression in this Agreement denotes:

2.3.5.1                     any one gender includes the other genders;

2.3.5.2 a natural person includes an artificial person and vice versa; and

2.3.5.3                     the singular includes the plural and vice versa.

2.3.6 The Schedules to this Agreement form an integral part thereof and words and expressions defined in this Agreement shall bear, unless the context otherwise requires, the same meaning in such Schedules. To the extent that there is any conflict between the Schedules to this Agreement and the provisions of this Agreement, the provisions of this Agreement shall prevail.

2.3.7 Where any term is defined within the context of any particular clause in this Agreement, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the same meaning as ascribed to it for all purposes in terms of this Agreement, notwithstanding that that term has not been defined in any interpretation clause.

2.3.8 The rule of construction that, in the event of ambiguity, a contract shall be interpreted against the Party responsible for the drafting thereof, shall not apply in the interpretation of this Agreement.

2.3.9 The expiration or termination of this Agreement shall not affect such of the provisions of this Agreement as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this.

2.3.10 This Agreement shall be binding on and enforceable by the administrators, trustees, permitted assigns or liquidators of the Parties as fully and effectually as if they had signed this Agreement in the first

                                                                        Page 32.

                     instance and reference to any Party shall be deemed to include such Party's administrators, trustees, permitted assigns or liquidators, as the case may be.

2.3.11 The use of any expression in this Agreement covering a process available under South African law such as winding-up (without limitation eiusdem generis) shall, if any of the Parties to this Agreement is subject to the law of any other jurisdiction, be construed as including any equivalent or analogous proceedings under the law of such other jurisdiction.

2.3.12 Where figures are referred to in numerals and in words in this Agreement, if there is any conflict between the two, the words shall prevail.

3.     INTRODUCTION

3.1 GFI-SA wishes to borrow the Loan Amount solely in order to fund in part the acquisitions pursuant to the Reorganisation Agreement.

3.2 Mvela Gold has agreed to lend the Loan Amount to GFI-SA for the purposes referred to in clause 3.1 on the terms and conditions set out in this Agreement.

4.     CONDITIONS

4.1          INITIAL CONDITIONS PRECEDENT

4.1.1 Mvela Gold shall not be obliged to lend and advance the Loan Amount under Agreement unless:

4.1.1.1 all of the Financial Close Documents and other evidence referred to in Part 1 of Schedule 1 (Financial Close Documents) have been delivered to the Senior Agent in the agreed form; or

4.1.1.2 to the extent that any Financial Close Documents or such other evidence are not in the agreed form or have not been delivered, the Senior Agent has pursuant to clause 4.4 (Waiver of Conditions Precedent) waived or deferred delivery of those Financial Close Documents which are not in the agreed form or which have not been delivered pursuant to clause 4.4 (Waiver of Conditions Precedent);

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                                                                        Page 33.

4.2 The Senior Agent shall notify GFI-SA, Mvela Gold and the Senior Lenders promptly in writing once the requirements of clause 4.1.1 have been satisfied.

4.3          FURTHER CONDITIONS TO ADVANCE OF LOAN AMOUNT

4.3.1 Mvela Gold will not be obliged to lend and advance the Loan Amount or perform any other obligation under this Agreement unless on the date as contemplated in clause 7 (Loan):

4.3.1.1 no Default is continuing or would result from the advance of the Loan Amount;

4.3.1.2 the Repeating Representations are true in all material respects.

4.4          WAIVER OF CONDITIONS PRECEDENT

             Satisfaction of any of the conditions set out in clause 4.1 (Initial Conditions Precedent) or clause 4.3 (Further Conditions to Advance of the Loan Amount) may only be waived by written agreement between Mvela Gold, the Senior Agent (acting in accordance with the instructions of the Senior Lenders and Mezz SPV) and GFI-SA.

4.5          TERMINATION

             If the CP Satisfaction Date has not occurred on or before 31 March 2004, or such other date as the Parties may agree in writing on or before that date, then this Agreement, save for the provisions of clauses 1 (Parties), 2 (Definitions and Interpretation), 15 (Costs and Expenses), 23 (Payment Mechanics), 24 (Confidentiality), 26 (Miscellaneous), 27 (Notices and Domicilia), 28 (Governing Law), 29 (Jurisdiction) and 30 (Severability) shall lapse and cease to be of any further force or effect; provided that the provisions of this clause 4.5 (Termination) shall not apply if Mvela Gold has advanced the Loan Amount to GFI-SA.

5.     PURPOSE

5.1          PURPOSE

             GFI-SA shall apply the Loan Amount solely for the purpose of funding in part the acquisitions pursuant to the Reorganisation Agreement.

                                                                        Page 34.

5.2          MONITORING

             Mvela Gold is not bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

6.     ARRANGEMENTS BETWEEN THE FINANCE PARTIES

6.1          ACKNOWLEDGEMENT OF TERMS OF THE INTERCREDITOR AGREEMENT

             Each GFL Obligor hereby expressly acknowledges that it will have no rights or obligations under the Intercreditor Agreement or, subject to clause 6.3, in respect thereof.

6.2          INSTRUCTIONS TO SENIOR AGENT

             Unless otherwise expressly stated in this Agreement or any other Finance Document, any action to be taken or expressed to be taken under or in respect of this Agreement or any other Finance Document shall be taken solely by the Senior Agent acting in accordance with the instructions given to it or authority granted to it under the Intercreditor Agreement (and the GFL Obligors shall be entitled to assume without further enquiry that the Senior Agent is acting in accordance with the terms of the Intercreditor Agreement).

6.3          AMENDMENTS TO THE INTERCREDITOR AGREEMENT AND SUBSTITUTION OF
             SENIOR AGENT

             The consent of the GFL Obligors shall not be required for the making of any amendment to the Intercreditor Agreement, provided that the consent of GFI-SA shall be required for:

6.3.1                the substitution of the Senior Agent; and

6.3.2 any amendment of the definition of "MAJORITY SENIOR LENDERS" to be contained in the Intercreditor Agreement.

6.4          GFL AS AGENT FOR THE GUARANTORS

             Each of the Guarantors (with the exception of GFL), hereby appoints GFL as its attorney and agent in rem suam, for all purposes under the Finance Documents including for the purposes of receiving and giving all notices, instructions and consents and agreeing to any amendments of any Transaction

                                                                        Page 35.

             Document to which the Guarantors are a party on its behalf and Mvela Gold and the Senior Agent shall be entitled to assume without any further enquiry that any action by GFL on behalf of the other Guarantors are issued in accordance with the instructions of such other Guarantors and all such notices and/or instructions shall be binding on such Guarantors.

7.     LOAN

7.1 On the Advance Date, Mvela Gold will lend and advance the Loan Amount to GFI-SA.

7.2 The Loan Amount will be paid by the Senior Agent on behalf of Mvela Gold into a bank account nominated for this purpose in writing by GFI-SA on or prior to the CP Satisfaction Date.

8.     REPAYMENT

       The Loan Amount shall be repaid by GFI-SA to Mvela Gold in full on the Final Repayment Date.

9.     INTEREST

9.1          The Loan Amount shall bear interest during the Term at the Interest
             Rate.

9.2 All interest on the Loan Amount shall be paid in the Interest Payment Amounts on each Interest Payment Date.

10.    GUARANTEE

10.1         GUARANTEE

             With effect from the Advance Date, the Guarantors hereby jointly and severally irrevocably and unconditionally:

10.1.1 guarantee to Mvela Gold the due and punctual payment and performance of the Guaranteed Obligations;

10.1.2 undertakes to Mvela Gold that if GFI-SA should fail to pay when due for any reason, or timely perform, any of the Guaranteed Obligations, the Guarantors shall pay or perform on demand to Mvela Gold the Guaranteed Obligations then due for payment or performance;

                                                                        Page 36.

10.1.3 indemnify Mvela Gold on demand against any loss, liability or cost suffered by Mvela Gold if any obligation guaranteed by the Guarantors is or becomes unenforceable, invalid or illegal. The amount of that loss, liability or cost shall be equal to the amount which Mvela Gold would otherwise have been entitled to recover but for any such unenforceability, invalidity or illegality.

10.2         TERM OF GUARANTEE

             This Guarantee shall be a continuing Guarantee and shall commence on the Advance Date and shall remain in operation until the Discharge Date.

10.3         SPECIAL PROVISIONS

10.3.1 All admissions and acknowledgements of indebtedness by GFI-SA pursuant to the Guaranteed Obligations shall bind the Guarantors.

10.3.2 This Guarantee is in addition to, and does not prejudice, nor is it prejudiced by, any other security now or hereafter held by Mvela Gold in relation to the Guaranteed Obligations. This Guarantee is not conditional upon other security being held by Mvela Gold.

10.3.3 Subject to the provisions of clause 26.5 (No Variation), Mvela Gold may, without prejudice to its rights in terms of this Guarantee and without notice to, or consent from the Guarantors grant any indulgence, give extension of time or make any other concession to, or compound or make any other arrangement with GFI-SA. The liability of the Guarantors shall not be affected by such indulgences, extensions of time, concessions, compounding or arrangements, or by any dealing which, but for the provisions of this clause 10.3.3, might operate as a discharge of the Guarantors from the whole or any part of its obligations under this Guarantee.

10.3.4 If the Guaranteed Obligations are amended or varied in any manner whatsoever, this Guarantee shall apply in respect of the Guaranteed Obligations as amended or varied.

10.3.5 If any payment having the effect of reducing or discharging the liability of the Guarantors under this Guarantee is set aside or reversed or refunded for any reason, the Guarantors will remain liable to Mvela Gold in terms of this Guarantee for the discharge of any obligation arising from or revised by the occurrence of any such event, even if it

                                                                        Page 37.

                     takes place after the termination of the Guarantors' liability in terms of this Guarantee in other respects.

10.3.6 No Guarantor shall be entitled to revoke or cancel this Guarantee before the Discharge Date.

10.3.7 Notwithstanding any indication to the contrary herein, this Guarantee does not constitute a suretyship and shall be construed as a primary undertaking giving rise to a principal obligation by each Guarantor.

10.3.8 Neither the obligations of the Guarantors herein contained nor the rights, powers and remedies conferred upon Mvela Gold in respect of the Guarantors shall be discharged, impaired or otherwise affected by:

10.3.8.1 the winding-up, dissolution, administration or reorganisation of GFI-SA or any change in GFI-SA's status, function, control or ownership;

10.3.8.2 any of the Guaranteed Obligations or any security granted by GFI-SA or any other person in respect of the Guaranteed Obligations being or becoming illegal, invalid, unenforceable or ineffective in any respect;

10.3.8.3 time or other indulgence being granted or agreed to be granted to GFI-SA by Mvela Gold in respect of the Guaranteed Obligations or under any security in respect of the Guaranteed Obligations;

10.3.8.4 any amendment to, or any variation, waiver or release of, any of the Guaranteed Obligations or any security in respect thereof;

10.3.8.5 any failure to take, or fully to take, any security now or hereafter agreed to be taken in relation to the Guaranteed Obligations;

10.3.8.6 any failure to realise or fully to realise the value of, or any release, discharge, exchange or substitution of, any security taken in respect of the Guaranteed Obligations; or

10.3.8.7 any other act, event or omission which, but for this clause 10.3.8, might operate to discharge, impair or otherwise affect any of the obligations of any Guarantor in terms of this Guarantee or any of the rights, powers or remedies conferred upon Mvela Gold by law.

                                                                        Page 38.

10.3.9 Mvela Gold shall not be obliged before exercising any of the rights, powers or remedies conferred upon it in respect of the Guarantors hereby or by law:

10.3.9.1 to make any demand of GFI-SA save as contemplated by clause 20.2 (Acceleration);

10.3.9.2 to take any action or obtain judgement in any court against GFI-SA;

10.3.9.3 to make or file any claim or proof in a winding-up or dissolution of GFI-SA; or

10.3.9.4 to enforce or seek to enforce any security taken in respect of any of the Guaranteed Obligations.

11.    SUBORDINATION

11.1 When any Event of Default has occurred and is continuing each of the Guarantors acknowledges and agrees that any Recourse Claims it may have against GFI-SA shall be subordinated to the claims of Mvela Gold against GFI-SA under this Agreement and so that until the earlier to occur of the Discharge Date or the remedy of the Event of Default:

11.1.1               Mvela Gold's claims will rank in priority to the Recourse
                     Claims; and

11.1.2 no Guarantor will claim, receive or accept, directly or indirectly, payment of any Recourse Claims;

11.1.3 no Guarantor shall take, accept or receive the benefit of any Encumbrance from GFI-SA;

11.1.4 no Guarantor shall obtain or enforce any judgement against GFI-SA in relation to any of the Recourse Claims.

11.2 No Guarantor shall petition or apply for or vote in favour of any resolution for the winding-up, dissolution or administration or analogous or similar process with regard to GFI-SA prior to the Discharge Date;

11.3 In any liquidation of (whether provisional or final) or judicial management of or compromise of GFI-SA, no Guarantor shall prove or seek to prove claims

                                                                        Page 39.

             in respect of any Recourse Claims it may have prior to the Discharge Date if the effect of such proof would be to reduce the dividend payable to Mvela Gold in relation to Mvela Gold's claims at the time of such liquidation, judicial management or compromise.

12.    PREPAYMENTS

12.1 Except as expressly provided for in clause 12.2 below, GFI-SA shall not be entitled to prepay the Loan Amount (or any part thereof) or any Interest Payment Amount (or any part thereof) on any dates other than as permitted by the terms of this Agreement.

12.2 At any time prior to the Final Repayment Date but not earlier than 12 (twelve) months after the Advance Date, GFI-SA may by giving to the Senior Agent and Mvela Gold not less than 10 (ten) Business Days' prior written notice to that effect, prepay all (and not only some) of the Future Interest Payment Amounts by paying to Mvela Gold the Early Settlement Amount.

12.3         Any notice of prepayment pursuant to clause 12.2 shall:

12.3.1               be irrevocable;

12.3.2               specify a date upon which such prepayment is to be made;
                     and

12.3.3               oblige GFI-SA to make such prepayment on such date.

12.4         For the purpose of this clause 12 (Prepayments):

12.4.1 "EARLY SETTLEMENT DATE" means the date on which the Early Settlement Amount is to be paid as contemplated by clause 12.3.2;

12.4.2               "EARLY SETTLEMENT AMOUNT" means the aggregate of:

12.4.2.1 the present value of each Future Interest Payment Amount discounted at the Termination Rate from its due date to the Early Settlement Date together with interest thereon (if any) at the Default Rate calculated from the Early Settlement Date to the actual date of payment; plus

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                                                                        Page 40.

12.4.2.2 all amounts due and payable in terms of this Agreement on or before the Early Settlement Date which have not been paid as at the Early Settlement Date; plus

12.4.2.3 an additional amount (if any), as certified in writing by the Senior Agent, which may be required to enable Mvela Gold to settle its obligations to pay any Tax arising as a consequence of the early payment of the amounts referred to in clauses
                            12.4.2.1 and/or 12.4.2.2 to the extent that, after settlement of Mvela Gold's obligations in full under the Senior Loan Agreement, it has insufficient cash resources of its own to pay such Tax; plus

12.4.2.4 interest calculated at the Default Rate on the amount of all interest payments which are in arrears under this Agreement as at the Early Settlement Date calculated from due date to the date of actual payment.

12.5 GFI-SA shall pay the Early Settlement Amount into the Collection Account on the Early Settlement Date.

12.6 In the event that GFI-SA prepays the Future Interest Payment Amount pursuant to this clause 12 (Prepayments) GFI-SA shall repay the Loan Amount to Mvela Gold on the Early Settlement Date.

12.7 No amount prepaid under this clause 12 (Prepayments) shall be available to be re-drawn or re-borrowed.

13.    INDEMNITY TO THE SENIOR AGENT

13.1 GFI-SA shall promptly indemnify the Senior Agent against any cost, loss or liability incurred by the Senior Agent (acting reasonably) as a result of:

13.1.1 investigating any event which it reasonably believes is a Default; or

13.1.2 acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised under this Agreement.

13.2 Each GFL Obligor hereby waives any claim which it may have against the Senior Agent and absolves the Senior Agent from any liability where the Senior Agent acts in accordance with clause 13.1.1 or 13.1.2.

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                                                                        Page 41.

14.    DEFAULT INTEREST

14.1 If any GFL Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgement) at the Default Rate. Any interest accruing under this clause 14 shall be immediately payable by the relevant GFL Obligor on demand by the Senior Agent.

14.2 Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount monthly in arrears to that overdue amount but will remain due and payable on demand.

15.    COSTS, FEES AND EXPENSES

15.1         STRUCTURING FEE

             GFI-SA shall on the Advance Date pay a structuring fee to Barclays and RMB (in the ratio of 50:50), calculated as the amount which is 0,25% (zero comma two five percent) of the amount advanced in terms of the Senior Loan Agreement plus VAT against delivery to GFI-SA of a tax invoice(s).

15.2         TRANSACTION EXPENSES

             Subject to any other written agreement between the relevant Parties to the contrary, each Party shall bear its own costs and expenses in connection with:

15.2.1               the negotiation, preparation, printing and execution of:

15.2.1.1 this Agreement, the other Transaction Documents and the Financial Close Documents; and

15.2.1.2 any other Transaction Document executed after the Signature Date; and

15.2.2 any filing, notification, registration or recording in connection with any Transaction Document.

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                                                                        Page 42.

15.3         AMENDMENT COSTS

             GFI-SA shall promptly, on demand, pay the Senior Agent the amount of all costs and expenses (including legal fees on the attorney and own client scale) reasonably and necessarily incurred by the Senior Agent or Mvela Gold in connection with any amendment, variation, supplement, replacement, novation, waiver or consent in relation to any Transaction Document requested by any GFL Obligor.

15.4         ENFORCEMENT COSTS

             Each GFL Obligor shall be jointly and severally liable for payment of the amount of all costs and expenses (including legal fees on the scale as between attorney and own client) reasonably and necessarily incurred by Mvela Gold in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

15.5         VALUE ADDED TAX

15.5.1 All consideration payable under a Finance Document by the GFL Obligors to Mvela Gold shall be deemed to be exclusive of any VAT. If VAT is chargeable, the relevant GFL Obligor shall pay to Mvela Gold (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT.

15.5.2 Where a Finance Document requires a GFL Obligor to reimburse Mvela Gold for any costs or expenses, the relevant GFL Obligor shall also at the same time pay and indemnify Mvela Gold against all VAT incurred by Mvela Gold in respect of the costs or expenses save to the extent that Mvela Gold is entitled to repayment or credit in respect of the VAT.

16.    REPRESENTATIONS AND WARRANTIES

16.1         REPRESENTATIONS AND WARRANTIES

             Each GFL Obligor makes the representations and warranties set out in this clause 16.1 to Mvela Gold on each Warranty Date, subject to the disclosures set out in Schedule 4 (Disclosure Schedule).

                                                                        Page 43.

16.1.1               STATUS

16.1.1.1 It is a limited liability company, duly incorporated and validly existing under the laws of the jurisdiction of its incorporation.

16.1.1.2 It has the power to own its assets and carry on its business as it is being conducted or is contemplated to be conducted.

16.1.2               POWER AND AUTHORITY

                     It has the power to enter into and perform, and has taken all necessary action to authorise its entry into, and performance of, the Transaction Documents to which it is party and the transactions contemplated by those Transaction Documents.

16.1.3               BINDING OBLIGATIONS

                     The obligations expressed to be assumed by it in each Transaction Document to which it is a party are legal, valid, binding and enforceable obligations.

16.1.4               NON-CONFLICT WITH OTHER OBLIGATIONS

                     The entry into and performance by it of, and the transactions contemplated by, the Transaction Documents to which it is a party do not and will not conflict with:

16.1.4.1                    any law applicable to it;

16.1.4.2                    its Constitutional Documents; or

16.1.4.3 any material agreement or instrument binding upon it or any of its assets.

16.1.5               VALIDITY AND ADMISSIBILITY IN EVIDENCE

                     All authorisations required:

16.1.5.1 to enable it lawfully to enter into, exercise its rights and comply with its obligations under the Transaction Documents to which it is a party and to ensure that the obligations expressed to be

                                                                        Page 44.

                            assumed by it thereunder are legal, valid, binding and enforceable; and

16.1.5.2 to make the Transaction Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

                     have been obtained or effected and are in full force and effect.

16.1.6               NO DEFAULT

16.1.6.1 No Default is continuing or might reasonably be expected to result from the advancing of the Loan Amount to an extent or in a manner which could reasonably be expected to have a Material Adverse Effect.

16.1.6.2 It is not, nor is it likely to be as a result of entering into and performing its obligations under the Transaction Documents, in violation of any law or in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets to an extent or in a manner which could reasonably be expected to have a Material Adverse Effect.

16.1.7               NO MISLEADING INFORMATION

16.1.7.1 All written information supplied by it to Mvela Gold and the Senior Agent was true and accurate in all material respects as at the date it was given and was not misleading in any material respect at such date.

16.1.7.2 It has not knowingly withheld any information which, if disclosed, would reasonably be expected materially and adversely to affect the decision of Mvela Gold in considering whether or not to provide finance to GFI-SA or the decision of the Senior Lenders to provide finance to Mvela Gold.

16.1.8               FINANCIAL STATEMENTS

16.1.8.1 The Original Financial Statements were prepared in accordance with IFRS consistently applied.

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                                                                        Page 45.

16.1.8.2 The Original Financial Statements fairly represent the GFL Group's financial condition and operations during the relevant financial year.

16.1.9               PARI PASSU RANKING

                     Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally in the jurisdiction of its incorporation.

16.1.10              NO PROCEEDINGS PENDING OR THREATENED

                     No litigation, arbitration or administrative proceedings of or before any court, arbitral body or government agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it or any Material GFL Group Company.

16.1.11              NO WINDING-UP

                     No Material GFL Group Company has taken any corporate action, nor have any other steps been taken or legal proceedings started or (to the best of its knowledge and belief, after due enquiry) threatened against any Material GFL Group Company, for it winding-up, dissolution, administration or re-organisation or for the enforcement of any Encumbrance over all or any of its revenues or assets or for the appointment of a receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of all or any of its assets which could reasonably be expected to have a Material Adverse Effect.

16.1.12              NO ENCUMBRANCES

16.1.12.1 No Encumbrance exists over all or any of the assets of any Material Group Company except for Permitted Encumbrances.

16.1.12.2 No Encumbrance would arise as a result of the execution of and performance of its rights and obligations under the Transaction Documents.

                                                                        Page 46.

16.1.13              ASSETS

                     It and each Material GFL Group Company has good title to or validly leases or licenses all of the assets necessary and has all consents and/or authorisations necessary to carry on its business as conducted to the extent that failure to comply with this clause 16.1.13 could reasonably be expected to have a Material Adverse Effect.

16.1.14              INSURANCE

                     Each GFL Obligor maintains insurances on and in relation to its business and assets against those risks and to the extent as is usual for companies in the jurisdiction in which it conducts its business carrying on substantially similar business in such jurisdiction.

16.1.15              ENVIRONMENTAL COMPLIANCE

                     Each Material GFL Group Company has adopted and complies with an environmental policy which requires monitoring of and compliance with all applicable Environmental Law and Environmental Permits applicable to it from time to time and compliance with such policy will not cause a Material Adverse Effect.

16.1.16              ENVIRONMENTAL CLAIMS

                     No Environmental Claim (not of a frivolous or vexatious nature) has been commenced or (to the best of its knowledge and belief) is threatened against any Material GFL Group Company where that claim would be reasonably likely, if determined against that Material GFL Group Company, to have a Material Adverse Effect.

16.1.17              TAXATION

16.1.17.1 It has duly and punctually paid and discharged all Taxes imposed upon it or its assets within a time period allowed without incurring penalties except to the extent that:

16.1.17.1.1                        payment is being contested in good faith;

16.1.17.1.2 it has maintained adequate reserves for those Taxes; and

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                                                                        Page 47.

16.1.17.1.3                        payment can be lawfully withheld.

16.1.17.2 It is not materially overdue in the filing of any Tax returns.

16.1.18              OWNERSHIP OF GFI-SA

                     GFI-SA is, subject to the change in shareholding in GFI-SA which shall arise on implementation of the Subscription and Share Exchange Agreement, a wholly-owned subsidiary of GFL.

16.1.19              NO MATERIAL ADVERSE EFFECT

                     There has been no change in its business, condition (financial or otherwise), operations, performance, properties or prospects since:

16.1.19.1                   in the case of the Guarantors, 30 June 2003; or

16.1.19.2                   in the case of GFI-SA, the date of its
                            incorporation,

                     to the extent or in a manner which could reasonably be expected to have a Material Adverse Effect provided that the acquisition to be made by GFI-SA in terms of the Re-organisation Agreement shall not constitute a Material Adverse Effect.

16.2         REPETITION

16.2.1 The Repeating Representations are deemed to be made on each Warranty Date by each GFL Obligor by reference to the facts and circumstances then existing on that Warranty Date.

16.2.2               For the purposes of clause 16.2.1 above:

16.2.2.1 "REPEATING REPRESENTATIONS" means the representations and warranties contained in clauses
                            16.1.1 (Status) to 16.1.19 (No Material Adverse Effect) with the exceptions of clause 16.1.10 (No Proceedings Pending or Threatened) (which shall not constitute a Repeating Representation and which shall only be deemed to have been made on the Signature Date, the CP Satisfaction Date and the date on which the Loan Amount is advanced to GFI-SA) save that the references therein to "THE ORIGINAL FINANCIAL STATEMENTS" shall, for the purposes of the

                                                                        Page 48.

                            Repeating Representations, be construed as references to the most recent audited consolidated financial statements of the GFL Group and the audited financial statements delivered to the Senior Agent under clause 17.1 (Financial Statements).

16.2.2.2                    "WARRANTY DATE" means:

16.2.2.2.1                         the CP Satisfaction Date;

16.2.2.2.2 the date on which the Loan Amount is advanced to GFI-SA; and

16.2.2.2.3                         each Interest Payment Date.

16.3         RELIANCE

             Mvela Gold has entered into or become party to the Finance Documents to which it is a party on the strength of, and relying on, the representations and warranties set out in clause 16.1 (Representations and Warranties), each of which shall be deemed to be a separate representation and warranty given without prejudice to any other representation or warranty and deemed to be a material representation inducing Mvela Gold to enter into the Finance Documents to which it is a party.

17.    INFORMATION UNDERTAKINGS

       The undertakings in this clause 17 (Information Undertakings) are given in favour of Mvela Gold and remain in force from the Signature Date for so long as any amount is outstanding under the Finance Documents.

17.1         FINANCIAL STATEMENTS

             GFL shall supply to the Senior Agent:

17.1.1 as soon as the same become available, but in any event within 120 (one hundred and twenty) days after the end of each of its Financial Years:

17.1.1.1 the audited consolidated financial statements of GFL for that Financial Year;

                                                                        Page 49.

17.1.1.2 the audited financial statements of each GFL Obligor for that Financial Year, with the exception of GFG, only to the extent that there is no legal requirement to audit its financial statements for that Financial Year; and

17.1.1.3 the unaudited financial statements of GFG for that Financial Year;

17.1.2 as soon as the same become available, but in any event within 60 (sixty) days after the first 6 (six) months of its Financial Years:

17.1.2.1 the unaudited financial statements of each GFL Obligor for the first 6 (six) month period of that Financial Year; and

17.1.2.2 the unaudited consolidated financial statements of GFL for the first 6 (six) month period of that Financial Year; and

17.1.3 as soon as the same become available, but in any event within 45 (forty-five) days after the end of each quarter of each Financial Year:

17.1.3.1 the unaudited consolidated financial statements of GFL for that period;

17.1.3.2                    the unaudited financial statements of each GFL
                            Obligor for that period.

17.2         COMPLIANCE CERTIFICATE

17.2.1 GFL shall supply to the Senior Agent, with each set of financial statements delivered pursuant to clauses 17.1.1 and 17.1.2, a Compliance Certificate setting out (in reasonable detail) computations as to compliance with clause 18 (Financial Covenants) as at the date as at which those financial statements were drawn up.

17.2.2 Each Compliance Certificate shall be signed by 2 (two) directors of GFL and, if required to be delivered with the financial statements delivered pursuant to clause 17.1.1, by the Auditors.

17.3         REQUIREMENTS AS TO FINANCIAL STATEMENTS

17.3.1 Each set of financial statements delivered by GFL pursuant to clause 17.1 (Financial Statements) shall be certified by a director of the

                                                                        Page 50.

                     relevant company as fairly representing its financial condition as at the date as at which those financial statements were drawn up.

17.3.2 GFL shall procure that each set of financial statements delivered pursuant to clause 17.1 (Financial Statements) is prepared in accordance with IFRS, the requirements of its jurisdiction of incorporation and accounting practises and financial reference periods consistent with those applied in the preparation of the Original Financial Statements.

17.3.3 Clause 17.3.2 shall not apply to the extent that, in relation to any sets of financial statements, GFL notifies the Senior Agent that there has been a change in IFRS or the accounting practices or reference periods and its Auditors (in the case of its annual audited financial statements) or GFL (in the case of any of its other financial statements) delivers to the Senior Agent:

17.3.3.1 a description of any change necessary for those financial statements to reflect IFRS, accounting practices and reference periods upon which the Original Financial Statements were prepared; and

17.3.3.2 sufficient information, in form and substance as may be reasonably required by the Senior Agent, to enable the Senior Agent to determine whether clause 18 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.

17.3.4 If GFL notifies the Senior Agent of a change in accordance with clause 17.3.3 above, then GFL, GFI-SA and the Senior Agent shall enter into negotiations in good faith with a view to agreeing:

17.3.4.1 whether or not the change might result in material alteration in the commercial effect of any of the terms of this Agreement or any other Finance Document; and

17.3.4.2 if so, any amendments to this Agreement or any other Finance Document which may be necessary to ensure that the change does not result in any material alteration in the commercial effect of those terms,

                                                                        Page 51.

                     and if any amendments are agreed they shall take effect and be binding on each of the Parties in accordance with their terms.

17.3.5 Any reference in this Agreement to "financial statements" shall be construed as a reference to those financial statements as the same may be adjusted under this clause
                     17.3 to reflect the basis upon which the Original Financial Statements were prepared.

17.4         ACCESS TO RECORDS

             At any time after the occurrence of a Default and for so long as it is continuing, upon the request of the Senior Agent or Mvela Gold each GFL Obligor shall (at that GFL Obligor's expense) provide to the Senior Agent or any of its representatives and professional advisors such access to that GFL Obligor's records (including its general ledger), books and assets as that person may require at reasonable times and upon reasonable notice.

17.5         INFORMATION : MISCELLANEOUS

             Each GFL Obligor shall supply to the Senior Agent, if the Senior Agent or Mvela Gold so requests in writing:

17.5.1 all documents dispatched by that GFL Obligor to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

17.5.2 the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the GFL Group which, if adversely determined against it, would be reasonably likely to have a Material Adverse Effect; and

17.5.3 promptly, such further information (including an extract of its general ledger) regarding the financial condition, business and operations of any Material GFL Group Company as the Senior Agent may reasonably request).

17.6         NOTIFICATION OF DEFAULT

17.6.1 Each GFL Obligor shall notify the Senior Agent, in writing of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that GFL Obligor is aware that a notification has already been provided by another GFL Obligor).

                                                                        Page 52.

17.6.2 Promptly upon a written request by the Senior Agent, GFI-SA shall supply to the Senior Agent, a certificate signed by 2
                     (two) of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing specifying the Default and the steps, if any, being taken to remedy it).

18.    FINANCIAL COVENANTS

18.1         FINANCIAL CONDITION

             Each GFL Obligor shall ensure that for so long as any amount is outstanding under any Finance Document:

18.1.1 the ratio of Consolidated EBITDA to Consolidated Net Finance Charges in respect of any Measurement Period shall be or shall exceed 6:1;

18.1.2 the ratio of Consolidated EBITDA to Net Debt Service, in respect of any Measurement Period, shall not at the end of such Measurement Period be less than 3.5:1;

18.1.3 the ratio of Consolidated Net Borrowings to Consolidated EBITDA shall not respect of any Measurement Period exceed 2:1; and

18.1.4 Consolidated Tangible Net Worth shall not in respect of any Measurement Period be less than US$650 000 000 (Six Hundred and Fifty Million United States Dollars).

18.2         FINANCIAL TESTING

             The financial covenants referred to in clause 18.1 (Financial Condition) shall be tested in each case by reference to each of the financial statements delivered pursuant to clauses 17.1.1 and
             17.1.2 on the last day of each Measurement Period.

18.3         BREACH OF A FINANCIAL CONDITION UNDERTAKING

             Immediately upon becoming aware of a breach of any of the Financial Covenants, a GFL Obligor shall notify the Senior Agent with a copy to Mvela Gold and provide such details about the breach as the Senior Agent may request (unless that GFL Obligor is aware that a notification has already been provided by another GFL Obligor).

                                                                        Page 53.

19.    GENERAL UNDERTAKINGS

       The undertakings in this clause 19 (General Undertakings) are given in favour of Mvela Gold and remain in force from the Signature Date for so long as any amount is outstanding under the Finance Documents.

19.1         AUTHORISATION

             Each GFL Obligor shall promptly:

19.1.1 obtain, comply with and do all that is necessary to maintain in full force and effect; and

19.1.2 upon written request by the Senior Agent or Mvela Gold, supply certified copies to the Senior Agent and/or Mvela Gold, as the case may be, of,

             any authorisation required or desirable under any applicable law to enable it to perform its obligations under the Transaction Documents to which it is a party (including, without limitation, the mining authorisations and ministerial consents contemplated by the Reorganisation Agreement) and to ensure the legality, validity, enforceability or admissibility in evidence of any Transaction Document to which it is a party in South Africa.

19.2         COMPLIANCE WITH LAWS

             Each GFL Obligor shall comply in all respects with all laws and regulations to which it may be subject (including, but not limited to, Environmental Law), if failure so to comply would materially impair its ability to perform its obligations under the Transaction Documents to which it is a party.

19.3         NEGATIVE PLEDGE

19.3.1 No GFL Obligor shall (and GFL shall procure that no other Material GFL Group Company shall) create or permit to subsist any Encumbrance over any of its assets.

19.3.2 No GFL Obligor shall (and GFL shall ensure that no other Material GFL Company will):

                                                                        Page 54.

19.3.2.1 sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by it or by a GFL Obligor or any other member of the GFL Group;

19.3.2.2 sell, transfer or otherwise dispose of any of its receivables on recourse terms;

19.3.2.3 enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

19.3.2.4 enter into any other preferential arrangement having a similar effect,

                     in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

19.3.3               Clauses 19.3.1 and 19.3.2 above do not apply to Permitted
                     Encumbrances.

19.4         DISPOSALS AND MERGERS

19.4.1 No GFL Obligor shall (and GFL shall ensure that no other Material GFL Company will):

19.4.1.1 enter into a single transaction or a series of transactions (whether related or not) and whether voluntarily or involuntarily to sell, lease, transfer or otherwise dispose of any assets;

19.4.1.2 enter into any amalgamation, demerger, merger or corporate reconstruction.

19.4.2               Clause 19.4.1 does not apply to:

19.4.2.1                    Permitted Disposals; or

19.4.2.2 any amalgamation, demerger, merger or corporate reconstruction of any member of the GFL Group, without insolvency, if:

                                                                        Page 55.

19.4.2.2.1 in respect of the GFL Obligors or the successors-in-title or assignees of the GFL Obligors, the Transaction Documents are preserved as binding upon the amalgamated, demerged, merged and/or reconstructed members of the GFL Group; and

19.4.2.2.2 the amalgamated, demerged, merged and/or reconstructed companies will be members of the GFL Group; and

19.4.2.2.3 such amalgamation, demerger, merger and/or corporate reconstruction not have a Material Adverse Effect.

19.5         CHANGE OF BUSINESS

             Each GFL Obligor shall procure that no substantial change is made to the general nature of its business or the business of the GFL Group from that carried on at the Signature Date.

19.6         INSURANCE

             Each GFL Obligor shall (and GFL shall ensure that each Material GFL Group Company will) maintain insurances on and in relation to its business, properties and assets with reputable underwriters or insurance companies against those risks and to the extent as is usual for companies carrying on the same or substantially similar business.

19.7         ENVIRONMENTAL COMPLIANCE

19.7.1 Each GFL Obligor shall (and GFL shall ensure that each Material GFL Group Company will) substantially comply in all material respects with all Environmental Law and obtain and maintain any Environmental Permits and take all reasonable steps in anticipation of known or expected future changes to or obligations under the same.

19.7.2 GFL shall ensure, in respect of the operations and assets of any Material GFL Group Company (including, without limitation, GFI-SA), that such operations and assets substantially comply with all the material provisions of ISO 14001 and the all the material provisions of the World Bank Group Environment, Health and Safety Guidelines.

                                                                        Page 56.

19.8         ENVIRONMENTAL CLAIMS

             Each GFL Obligor shall inform the Senior Agent with a copy to Mvela Gold, in writing as soon as reasonably practical upon becoming aware of the same:

19.8.1 if any Environmental Claim (not of a frivolous or vexatious nature) has been commenced or (to the best of its knowledge and belief) threatened against any Material GFL Group Company; or

19.8.2 of any facts or circumstances which will or are reasonably likely to result in any Environmental Claim (not of a frivolous or vexatious nature) being commenced or threatened against any Material GFL Group Company, where the claim would be reasonably likely, if determined against that Material GFL Group Company, to have a Material Adverse Effect.

19.9         TAXATION

             Each GFL Obligor shall duly and punctually pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties save to the extent that:

19.9.1               payment is being contested in good faith;

19.9.2               adequate reserves are being maintained for those Taxes; and

19.9.3               where such payment can be lawfully withheld.

19.10        MAINTENANCE OF LEGAL STATUS

             Each GFL Obligor shall do all such things as are necessary to maintain its existence as a legal person and shall maintain its books and records in good order and make all necessary corporate filings with the relevant authorities in its jurisdiction of incorporation.

19.11        CLAIMS PARI PASSU

             Each GFL Obligor shall ensure that at all times the claims of Mvela Gold against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors save those

                                                                        Page 57.

             whose claims are preferred by any bankruptcy, insolvency, liquidation or other similar laws of general application in its jurisdiction of incorporation.

20.    DEFAULT

20.1         EVENTS OF DEFAULT

             Each of the events set out in this clause 20.1 (Events of Default) is an Event of Default (whether or not caused by any reason whatsoever outside the control of GFI-SA or GFL or any other person).

20.1.1               NON-PAYMENT

20.1.1.1 A GFL Obligor does not pay on the due date any amount (other than the Loan Amount) payable pursuant to a Finance Document at the place at and in the currency in which it is expressly payable unless:

20.1.1.1.1                         its failure to pay is caused by
                                   administrative or technical error; and

20.1.1.1.2                         payment is made within 3 (three) Business
                                   Days of its due date.

20.1.1.2 GFI-SA or any Guarantor does not repay the Loan Amount in full within 3 (three) Business Days of its due date.

20.1.2               FINANCIAL COVENANTS

                     Any requirement of clause 18 (Financial Covenants) is not satisfied.

20.1.3               OTHER OBLIGATIONS

20.1.3.1 Subject to clause 20.3 (Remedy), a GFL Obligor does not comply with any provision of the Finance Documents (other than those referred to in clause
                            20.1.1 (Non-Payment) and clause 20.1.2 (Financial Covenants)).

20.1.3.2 No Event of Default will occur under clause 20.1.3.1 if the Taxes not duly and punctually paid and discharged and in respect of which the undertaking contained in clause 19.9 is given do not

                                                                        Page 58.

                            exceed an amount of ZAR25 000 000 (Twenty-five Million Rand).

20.1.4               MISREPRESENTATION

20.1.4.1 Subject to clause 20.3 (Remedy), any representation or statement made or deemed to be made by any GFL Obligor in the Finance Documents or any other document delivered by or on behalf of any GFL Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material and adverse respect when made or deemed to be made.

20.1.4.2 No Event of Default will occur under clause 20.1.4.1 if the Taxes in respect of which the representation(s) contained in clauses 16.1.17.1 and
                            16.1.17.2 was/were made does/do not exceed an amount of ZAR25 000 000 (Twenty-five Million Rand).

20.1.5               CROSS-DEFAULT

20.1.5.1 Any Financial Indebtedness of any Material GFL Group Company (other than a Project Finance Subsidiary) is not paid when due, nor where there is an applicable grace period, within the earlier to expire of the originally applicable grace period and a period of 5
                            (five) days starting at the same time as the originally applicable grace period.

20.1.5.2 Any Financial Indebtedness of any Material GFL Group Company (other than a Project Finance Subsidiary) is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

20.1.5.3 Any commitment for any Financial Indebtedness of any Material GFL Group Company (other than a Project Finance Subsidiary) is cancelled or suspended by a creditor of any Material GFL Group Company as a result of an event of default (however described).

20.1.5.4 Any creditor of any Material GFL Group Company becomes entitled to declare any Financial Indebtedness of any Material GFL Group Company (other than a Project Finance Subsidiary) due and payable prior to its specified maturity as a result of an event of default (however described).

                                                                        Page 59.

20.1.5.5                    No Event of Default will occur under this clause
                            20.1.5 if the aggregate amount of Financial
                            Indebtedness or commitment for Financial
                            Indebtedness falling within clauses 20.1.5.1 to
                            20.1.5.4 above is less than ZAR75 000 000
                            (Seventy-five Million Rand).

20.1.6               INSOLVENCY

20.1.6.1 Any Material GFL Group Company is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its classes of creditors with a view to rescheduling any of its Financial Indebtedness which in the case of a Material GFL Group Company (other than a GFL Obligor) could reasonably be expected to have a Material Adverse Effect.

20.1.6.2 The value of the assets of any Material GFL Group Company is less than its liabilities (taking into account contingent and prospective liabilities) which in the case of a Material GFL Group Company (other than a GFL Obligor) could reasonably be expected to have a Material Adverse Effect.

20.1.6.3 A moratorium is declared in respect of any Financial Indebtedness of any GFL Obligor.

20.1.7               INSOLVENCY PROCEEDINGS

                     Any corporate action, legal proceedings or other similar procedure or steps taken in relation to:

20.1.7.1 the suspension of payments, a moratorium of any Financial Indebtedness, winding-up, dissolution, administration or re-organisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any GFL Obligor;

20.1.7.2 a composition, compromise, assignment or arrangement with any creditor or class of creditors of any GFL Obligor;

20.1.7.3 the appointment of a liquidator, receiver, administrator, administrative receiver, judicial manager, compulsory manager or other similar officer in respect of any GFL Obligor or any of its assets; or

                                                                        Page 60.

20.1.7.4 enforcement of any Encumbrance over any assets of any GFL Obligor,

                     or any analogous procedure or step is taken in any jurisdiction and any such procedure or proceedings are not contested in good faith nor discharged within 30 (thirty) days (or such shorter period provided for contesting such procedure or proceedings under the laws of the relevant jurisdiction).

20.1.8               FAILURE TO COMPLY WITH FINAL JUDGEMENT

                     Any Material GFL Group Company fails within 5 (five) Business Days of the due date to comply with or pay any sum due from it under any material final judgement or any final order made or given by any court of competent jurisdiction. For the purposes of this clause 20.1.8, a "MATERIAL FINAL JUDGEMENT" shall be any judgement for the payment of a sum of money in excess of ZAR75 000 000 (Seventy-five Million
                     Rand).

20.1.9               CREDITORS' PROCESS

                     Any expropriation (other than an expropriation where fair compensation is received) or the operation of the attachment, sequestration, distress or execution affects any material asset of a Material GFL Group Company and is not discharged within 21 (twenty-one) days. For the purposes of this clause 20.1.9 a "MATERIAL ASSET" is any single income producing asset of the relevant Material GFL Group Company which contributes not less than 5% (five percent) towards the gross turnover of the GFL Group (calculated according to the most recent set of audited consolidated financial statements delivered pursuant to clause 17.1 (Financial Statements) provided that any loss of mineral rights arising as a result of the operation of the Mineral and Petroleum Resources Development Act, No. 28 of 2002 substantially in its current form as at the Signature Date and/or the operation of the Minerals and Petroleum Royalty Bill in substantially its current form once enacted shall not constitute an expropriation for the purposes of this clause 20.1.9.

20.1.10              UNLAWFULNESS

                     It is or becomes unlawful for a GFL Obligor to perform any of its obligations under the Transaction Documents or such obligations cease to be legal, valid, binding or enforceable obligations.

                                                                        Page 61.

20.1.11              REPUDIATION AND UNENFORCEABILITY

                     A GFL Obligor repudiates a Transaction Document or any Transaction Document is declared to be or is otherwise unenforceable against a GFL Obligor by a court of the jurisdiction of incorporation of the relevant GFL Obligor.

20.1.12              GOVERNMENTAL INTERVENTION

                     By or under the authority of any government:

20.1.12.1 the management of any Material GFL Group Company is wholly or partially displaced or the authority of any Material GFL Group Company in the conduct of its business is wholly or partially taken over; or

20.1.12.2 all or a majority of the issued shares of any Material GFL Group Company or material part of its revenues or assets is seized, nationalised, expropriated or compulsorily acquired. For the purposes of this clause 20.1.12.2 "MATERIAL PART OF ITS REVENUES OR ASSETS" shall in relation to the relevant Material GFL Group Company be construed as revenues comprising not less than 5% (five percent) of the gross turnover of the GFL Group calculated mutatis mutandis in accordance with the provisions of clause 20.1.9 or assets which contribute not less than 5% (five percent) towards the gross turnover of the GFL Group calculated mutatis mutandis accordance with the provisions of clause 20.1.9, provided that neither the implementation of the Mineral and Petroleum Resources Development Act, No. 28 of 2002 substantially in its current form as at the Signature Date nor the implementation of the Minerals and Petroleum Royalty Bill in substantially its current form once enacted shall constitute a seizure, nationalisation, expropriation or compulsory acquisition as contemplated by this clause 20.1.12.2.

20.1.13              BREACH OF TRANSACTION DOCUMENTS

                     Any GFL Obligor breaches any material provision of any Transaction Documents (other than the Reorganisation Agreement) and, if capable of remedy, fails to remedy such breach within the applicable remedy period.

                                                                        Page 62.

20.1.14              MATERIAL ADVERSE EFFECT

                     Any change occurs in the business, condition (financial or otherwise), operations, performance, properties or prospects of any GFL Obligor or the GFL Group as a whole since the date of the last set of annual financial statements provided to the Senior Agent in accordance with this Agreement in relation to such GFL Obligor or the GFL Group, as appropriate which would be reasonably likely to have a Material Adverse Effect.

20.1.15              CESSATION OF BUSINESS

                     Any GFL Obligor ceases to carry on the business which it undertakes at the Signature Date.

20.1.16              LITIGATION

                     Any litigation, arbitration, administrative proceedings or governmental or regulatory investigations or proceedings against any Material GFL Group Company or its respective assets or revenues is reasonably expected to be adversely determined, and if so determined, could reasonably be expected to have a Material Adverse Effect.

20.1.17              CHANGE IN CONTROL

                     Any change in control of GFL occurs without the prior written consent of the Senior Agent acting on the instructions of the Majority Senior Lenders in circumstances where such change in control could reasonably be expected to have a Material Adverse Effect.

20.1.18              OWNERSHIP OF GFI-SA

                     GFI-SA ceases to be a wholly owned subsidiary of GFL at any time prior to the Discharge Date.

20.2          ACCELERATION

20.2.1 On and at any time after the occurrence of an Event of Default which is continuing the Senior Agent (and only the Senior Agent in accordance with the terms of the Intercreditor Agreement) may by written notice to

                                                                        Page 63.

                     the GFL Obligors (with a copy to Mvela Gold) on behalf of Mvela Gold:

20.2.1.1 demand immediate repayment of the Loan Amount which shall thereupon become immediately due and payable; and

20.2.1.2 claim and recover, and demand immediate payment, from GFI-SA of the present value of each Future Interest Payment Amount, which shall be calculated by discounting the face value of each such Future Interest Payment Amount at the Termination Rate from its due date to the Default Date together with (if applicable) interest thereon at the Default Rate calculated from the Default Date to the actual date of payment; and

20.2.1.3 claim and recover, and demand immediate payment, from GFI-SA of an additional amount (if any), as certified in writing by the Senior Agent, which may be required to enable Mvela Gold to settle its obligations to pay any Tax arising as a consequence of the early payment of the amounts referred to in clauses 20.2.1.1,
                           20.2.1.2 and/or 20.2.1.3 to the extent that, after settlement of Mvela Gold's obligations in full under the Senior Loan Agreement, it has insufficient cash resources of its own to pay such Tax; and

20.2.1.4 demand immediate payment of all amounts due and payable by GFI-SA in terms of this Agreement which have not been paid at the Default Date, plus

20.2.1.5 demand immediate payment of interest calculated at the Default Rate on all amounts of interest which are in arrears as at the Default Date under this Agreement calculated from due date to date of actual payment.

20.2.2 Without prejudice to any claim(s) which Mvela Gold may have for specific performance as against any GFL Obligor(s) including without limitation, payment of interest, the acceleration remedy as set out in clause 20.2.1 shall be the sole and exclusive remedy available to Mvela Gold hereunder in relation to an Event of Default and may only be exercised by the Senior Agent on behalf of Mvela Gold.

20.2.3 Notwithstanding the provisions of clause 26.5.2, the Senior Agent will be obliged to exercise all of the rights under clause 20.2.1 simultaneously and may not partially exercise such rights.

                                                                        Page 64.

20.3          REMEDY

20.3.1 No Event of Default under this clause 20 (Default) (other than those referred to in clause 20.1.1 (Non-Payment) and
                     20.1.2 (Financial Covenants)) will occur if the failure to comply or circumstance giving rise to the same is capable of remedy and is remedied by a GFL Obligor within 10 (ten) days of the Senior Agent giving notice to the GFL Obligors or any GFL Obligor becoming aware of the failure to comply.

20.3.2 For the purposes of clause 20.3.1 above, the events or circumstances referred to in clause 20.1.5 (Cross-Default), clause 20.1.6 (Insolvency), clause 20.1.7 (Insolvency Proceedings), clause 20.1.8 (Failure to Comply with Final Judgement), clause 20.1.10 (Unlawfulness), clause 20.1.11 (Repudiation and Unenforceability), clause 20.1.12 (Governmental Intervention), clause 20.1.14 (Material Adverse Change) and clause 20.1.15 (Cessation of Business) shall be deemed to be incapable of remedy save to the extent set out therein unless the Senior Agent determines otherwise.

21. DISCLOSURE OF INFORMATION BY TRANSACTION AGENT AND EXCLUSION OF TRANSACTION AGENT'S LIABILITY

21.1 The Senior Agent shall be entitled (in accordance with the terms of the Intercreditor Agreement) to disclose all information and to copy all such documentation received by it hereunder from the GFL Obligors to the Transaction Participants and the GFL Obligors hereby consent to such information being disclosed and documentation being made available by the Senior Agent to the Transaction Participants. To the extent that the Senior Agent does not disclose any such information and/or make available documentation received by it hereunder to the Transaction Participants or any one of them, then the Transaction Participants or any one of them shall be entitled to enforce their right to receive such information and documentation directly against the GFL Obligors and the GFL Obligors shall notwithstanding that such information and/or documentation may have been made available and/or disclosed to the Senior Agent, nevertheless be obliged to disclose such information and/or make available such documentation, as the case may be, to the Transaction Participants or any one of them as if the Transaction Participants or any one of them were the Senior Agent.

21.2 Unless caused directly by its gross negligence, wilful default or fraud, the Senior Agent shall not accept responsibility or be liable for:

                                                                        Page 65.

21.2.1 the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Senior Agent, a GFL Obligor or any other person given in or in connection with any Finance Document;

21.2.2 the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document;

21.2.3 any losses to any person or any liability arising as a result of taking or refraining from taking any action in accordance with the Finance Documents in relation to any of the Finance Documents or otherwise, whether in accordance with an instruction pursuant to the Intercreditor Agreement;

21.2.4 the exercise of, or the failure to exercise, (in each case in accordance with the Finance Documents) any judgement, discretion or power given to it by or in connection with any of the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Finance Documents;

21.2.5 the form, substance, adequacy or scope of any legal opinions addressed to it or to Mvela Gold; or

21.2.6 any error of judgement made in good faith by any officer or employee of the Senior Agent assigned by the Senior Agent to administer the matters contemplated by this Agreement and the Finance Documents.

21.3 Clause 21.1 above does not apply in respect of any document produced by the Senior Agent in its capacity as such for the purposes of the Finance Documents, but, if such document is to be relied on by any other Party, only if the Senior Agent expressly agrees to be responsible for such document.

21.4 Without limiting clause 21.5 below, the Senior Agent will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

21.5 No Party (other than the Senior Agent) may take any proceedings against any director, officer, employee or agent of the Senior Agent (in their personal capacity) in respect of any claim it might have against the Senior Agent or in

                                                                        Page 66.

              respect of any act or omission of any kind of that director, officer, employee or agent in relation to any Finance Document and the provisions of this clause 21.5 constitutes stipulations for the benefit of such directors, officers, employees and/or agents.

21.6 The Senior Agent shall have regard to the interests only of Mvela Gold as regards the exercise and performance of all powers, authorities, duties and discretions of the Senior Agent under this Agreement and the other Finance Documents to which it is a party.

21.7 In performing or carrying out its duties, obligations and responsibilities, the Senior Agent shall be considered to be acting only in a mechanical and administrative capacity (save as expressly provided in this Agreement and the other Finance Documents to which it is a party) and shall not have or be deemed to have any duty, obligation or responsibility to, or relationship of trust or agency with Mvela Gold or any GFL Obligor.

22.      CESSION, DELEGATION AND ASSIGNMENT

22.1          NO CESSION, DELEGATION OR ASSIGNMENT

              Save pursuant to the Senior Cession in Security and the Mezz SPV Reversionary Cession in Security (which cessions in security by Mvela Gold are hereby consented to by the GFL Obligors), no Party may cede or assign any of its rights or delegate or transfer any of its obligations in respect of any Finance Documents or the Liabilities without the prior written consent of the other Parties.

22.2          SPLITTING OF CLAIMS

              The GFL Obligors consent to any splitting of claims that may arise pursuant to any cession, assignment and/or delegation effected in accordance with the provisions of the Senior Cession in Security and the Mezz SPV Reversionary Cession in Security..

                                                                        Page 67.

23.      PAYMENT MECHANICS

23.1          PAYMENTS

              Any payment to be made by any GFL Obligor under this Agreement or any other Finance Document shall be made to the Collection Account by no later than 14h00 on its due date.

23.2          NO WITHHOLDING

              All payments to be made by a GFL Obligor under the Finance Documents shall be calculated and made on due date in immediately available, freely transferable, cleared funds free and clear of any deduction, set-off or counterclaim.

24.      CHANGE IN CIRCUMSTANCES, INCREASED COSTS OR ILLEGALITY

24.1 In the event that Mvela Gold is liable for any increased costs pursuant to the terms of the Senior Loan Agreement resulting from the imposition of, or changes in the administration or interpretation of, capital ratio or reserve requirements on contingent liabilities or other measures imposed by regulatory authorities (each a "CHANGE IN CIRCUMSTANCES") and Mvela Resources or Mvela Gold fails to compensate the Senior Lenders directly for such increased costs, then there will be an increase in the Interest Rate to place Mvela Gold in the same position it would have been in but for any Change in Circumstances.

24.2 In the event there is a change in the income tax rate for normal tax applicable to Mvela Gold and/or Mezz SPV or a change in any Tax law or any change in the administration or interpretation of any Tax law resulting in an increase or decrease in Mvela Gold's and/or Mezz SPV's net taxable income or a new tax which was not applicable as at the Signature Date (each a "CHANGE IN TAX CIRCUMSTANCES") then there will be an increase or decrease in the Interest Rate to place Mvela Gold and/or Mezz SPV, as the case may be, in the same position it would have been in but for any Change in Tax Circumstances; provided that there will be no such increase in the Interest Rate unless Mvela Resources has failed to perform its obligations under the Sponsor Support, Guarantee and Retention Agreement.

24.3 If any introduction, change in interpretation, variation or imposition of any law makes it unlawful or impossible without breach of such law (but this Agreement is still legal, valid and enforceable) for Mvela Gold to provide the

                                                                        Page 68.

              Loan hereunder, or to make all or any part of the Advance, or to allow any part of the Loan to be outstanding, or to carry out any of its obligations hereunder, or to charge or receive interest at the Interest Rate in terms of this Agreement, then GFI-SA shall repay or prepay, without penalty, to Mvela Gold the amount calculated mutatis mutandis in accordance with the provisions of clause 20.2, on the next Interest Payment Date or such earlier date as may be required by law provided that the amount which GFI-SA is required to repay or prepay in terms of this clause shall be limited to the amount required to cure the illegality or impossibility as the case may be.

25.      CONFIDENTIALITY

25.1 Without the prior written consent of the other Parties, each Party will keep confidential and will not disclose to any person:

25.1.1 the details of any document, the details of the negotiations leading to any document, and the information handed over to such Party during the course of negotiations, as well as the details of all the transactions or Agreements contemplated in any document; and

25.1.2 all information relating to the business or the operations and affairs of the Parties (together "CONFIDENTIAL INFORMATION").

25.2 The Parties agree to keep all Confidential Information confidential and to disclose it only to their officers, directors, employees, consultants, shareholders, professional advisers and any person to whom the Parties wish to cede any or their respective rights or delegate any of their respective obligations under any of the Finance Documents who:

25.2.1 have a need to know (and then only to the extent that each such person has a need to know);

25.2.2 are aware of the disclosing Party's undertaking in relation to such information in terms of this Agreement; and

25.2.3 have been directed by the disclosing Party to keep the Confidential Information confidential and have undertaken to keep the Confidential Information confidential. Furthermore, if any Party so requires, the disclosing Party shall procure that each of its employees to whom such disclosure is made, provides a written undertaking of confidentiality to the requesting Party, on terms which meet with that Party's reasonable satisfaction.

                                                                        Page 69.

25.3 The obligations of the Parties in relation to the maintenance and non-disclosure of Confidential Information in terms of this Agreement do not extend to information that:

25.3.1 is disclosed to the receiving Party in terms of this Agreement but at the time of such disclosure such information is known to be in the lawful possession or control of that Party and not subject to an obligation of confidentiality; or

25.3.2 is or becomes public knowledge, otherwise than pursuant to a breach of this Agreement by the Party who received such Confidential Information; or

25.3.3 is required by the provisions of any law, statute or regulation or during any court proceedings, or by the rules or regulations of any recognised stock exchange to be disclosed and subject to the provisions of clause 25.4, the Party required to make the disclosure has taken all reasonable steps to limit, as far as reasonably possible, the extent of such disclosure and has consulted with the other Party prior to making such disclosure; or

25.3.4 is disclosed generally to professional advisors who are either under a duty to maintain the privilege of such Confidential Information or who have agreed to keep such Confidential Information confidential; or

25.3.5               is disclosed to any Transaction Participant.

25.4 Before any announcement or statement relating to Confidential Information only is made as required by any law, statute or regulation, or the rules or regulations of any recognised stock exchange, the Parties shall use their reasonable endeavours to provide the other Party with a written draft of the proposed announcement or statement at least 48 (forty eight) hours before the proposed time of the announcement and the Parties shall also use their reasonable endeavours to agree the wording and timing of all public announcements and statements relating to Confidential Information. If a written draft of the proposed announcement cannot be provided to the other Party or agreement cannot be reached, by the time that any such announcement or statement must be made, the Party in question shall be free to make the relevant announcement or statement notwithstanding that such agreement has not been reached, but in so doing it shall not disclose more than the minimum information that it is compelled to disclose. Copies of any public announcement or statement shall be given to the other Party in the most expeditious manner reasonably available.

                                                                        Page 70.

26.      MISCELLANEOUS

26.1          RENUNCIATION OF BENEFITS

              Each GFL Obligor renounces, to the extent permitted under applicable law, the benefits of each of the legal exceptions of excussion, division, revision of accounts, no value received, errore calculi, non causa debiti, non numeratae pecuniae and cession of actions, and declares that it understands the meaning of each such legal exception and the effect of such renunciation.

26.2          ACCOUNTS AND CERTIFICATES

              Any certificate issued, and signed by any manager or director (whose appointment, designation and authority as such it shall not be necessary to prove) of the Senior Agent shall, save for manifest error, be prima facie proof of the amounts from time to time owing by any GFL Obligor under the Finance Documents.

26.3          SOLE AGREEMENT

              This Agreement constitutes the sole record of the agreement between the Parties in regard to the subject matter hereof.

26.4          NO IMPLIED TERMS

              No Party shall be bound by any express or implied term, representation, warranty, promise or the like, not recorded in this Agreement.

26.5          NO VARIATION

26.5.1 No addition to, amendment to, variation or consensual cancellation of this Agreement and no extension of time, waiver or relaxation or suspension of any of the provisions or terms of this Agreement shall be of any force or effect unless in writing and signed by or on behalf of all the Parties.

26.5.2 Notwithstanding the provisions of clause 26.5.1, Mvela Gold hereby agrees that:

26.5.2.1 the Senior Agent and the GFL Obligors may amend or vary; and/or

                                                                        Page 71.

26.5.2.2 the Senior Agent may in its sole discretion grant extensions of time, waivers, relaxations or suspend,

                     the provisions of clauses 16 (Representations and Warranties) (other than clauses 16.1.1 (Status), 16.1.2 (Power and Authority), 16.1.3 (Binding Obligations), 16.1.4 (Non-Conflict with other Obligations) and 16.1.5 (Validity and Admissibility in Evidence) and 16.1.9 (Pari Passu Ranking)), 18 (Financial Covenants), 19 (General Undertakings) (other than clauses 19.1 (Authorisation) and
                     19.11 (Claims Pari Passu)) and 20 (Default) (other than clause 20.2 (Acceleration) but without prejudice to the Senior Agent's right to deliver, defer the delivery of or not to deliver the Acceleration Notice under clause 20.2 (Acceleration) in accordance with the terms of the
                      Intercreditor Agreement) without requiring Mvela Gold's
                     consent and any such amendment or variation or extension of time, waiver, relaxation or suspension shall be binding on Mvela Gold.

26.6          EXTENSIONS AND WAIVERS

              No latitude, extension of time or other indulgence which may be given or allowed by any Party to any other Party in respect of the performance of any obligation hereunder or enforcement of any right arising from this Agreement and no single or partial exercise of any right by any Party shall under any circumstances be construed to be an implied consent by such Party or operate as a waiver or a novation of, or otherwise affect any of that Party's rights in terms of or arising from this Agreement or estop such Party from enforcing, at any time and without notice, strict and punctual compliance with each and every provision or term of this Agreement.

26.7          FURTHER ASSURANCES

              The Parties undertake at all times to do all such things, to perform all such acts and to take all such steps and to procure the doing of all such things, the performance of all such actions and the taking of all such steps as may be open to them and necessary for or incidental to the putting into effect or maintenance of the terms, conditions and import of this Agreement.

26.8          WAIVER OF DEFENCES

              The provisions of this Agreement will not be affected by an act, omission, matter or thing which, but for this clause 26.8, would reduce, release or prejudice the subordination and priorities in this Agreement including:

                                                                        Page 72.

26.8.1 any time, waiver or consent granted to, or composition with any person;

26.8.2 the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of Mvela Gold or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

26.8.3 any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person;

26.8.4 any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

26.8.5 any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

26.8.6 any intermediate payment or discharge of any of the Liabilities in whole or in part.

26.9          INDEPENDENT ADVICE

              Each of the Parties acknowledges that they have been free to secure independent legal and other advice as to the nature and effect of all of the provisions of this Agreement and that they have either taken such independent legal and other advice or dispensed with the necessity of doing so. Further, each of the Parties acknowledges that all of the provisions of this Agreement and the restrictions therein contained are fair and reasonable in all the circumstances and are part of the overall intention of the Parties in connection with this Agreement.

26.10         COUNTERPARTS

              This Agreement may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

                                                                        Page 73.

26.11         WAIVER OF IMMUNITY

              Each GFL Obligor waives generally all immunity it or its assets or revenues may otherwise have in any jurisdiction, including immunity in respect of:

26.11.1 the giving of any relief by way of interdict or order for specific performance or for the recovery of assets or revenues; and

26.11.2 the issue of any process against its assets or revenues for the enforcement of a judgement or, in an action in rem, for the arrest, detention or sale of any of its assets and revenues.

27.      NOTICES AND DOMICILIA

27.1          NOTICES

27.1.1 Each Party chooses the addresses set out opposite its name below as its addresses to which any written notice in connection with this Agreement to which they are a party, may be addressed.

27.1.1.1                   MVELA GOLD:

                              Physical Address:   1 Albury Park
                                                  First Floor South Wing
                                                  Magalieszicht Avenue
                                                  DUNKELD WEST

                              Telefax No:         (011) 325-5320
                              e-mail:             jean@mvelares.co.za
                              Attention:          The Company Secretary


27.1.1.2                   GFI-SA:

                              Physical Address:   24 St Andrews Road
                                                  PARKTOWN
                                                  Johannesburg

                              Telefax No:         (011) 484-5842
                              e-mail:             cain.farrell@goldfields.co.za
                              Attention:          The Company Secretary

                                                                        Page 74.

27.1.1.3                   GFL:

                              Physical Address:   24 St Andrews Road
                                                  PARKTOWN
                                                  Johannesburg

                              Telefax No:         (011) 484-5842
                              e-mail:             cain.farrell@goldfields.co.za
                              Attention:          The Company Secretary

27.1.1.4                   SENIOR AGENT:

                              Physical Address:   1 Merchant Place
                                                  1 Fredman Drive
                                                  SANDTON

                              Telefax No:         (011) 282-8328
                              e-mail:             brian.longley@rmb.co.za
                              Attention:          Head of Structured Finance

27.1.2 Any notice or communication required or permitted to be given in terms of this Agreement shall be valid and effective only if in writing but it shall be competent to give notice by telefax.

27.1.3 Any Party may by written notice to the other Parties change its chosen address, e-mail address and/or telefax number for the purposes of clause 27.1.1 to any other address, e-mail address and/or telefax number, provided that the change shall become effective on the fourteenth day after the receipt of the notice by the addressee.

27.1.4               Any notice given in terms of this Agreement shall:

27.1.4.1 if sent by a courier service, be deemed to have been received by the addressee on the 7th (seventh) Business Day following the date of such sending;

27.1.4.2 if delivered by hand, be deemed to have been received by the addressee on the date of delivery;

27.1.4.3 if transmitted by facsimile, be deemed to have been received by the addressee on the first Business Day after the date of transmission,

                                                                        Page 75.

                     unless the contrary is proved.

27.1.5 Notwithstanding anything to the contrary herein contained, a written notice or communication actually received by a Party shall be an adequate written notice or communication to it, notwithstanding that it was not sent to or delivered at its chosen address and/or telefax number.

27.2          DOMICILIA

27.2.1 Each of the Parties chooses its address referred to in clause 27.1 as its domicilium citandiet executandi at which documents in legal proceedings in connection with this Agreement may be served.

27.2.2 Any Party may by written notice to the other Parties change its domicilium from time to time to another address, not being a post office box or a poste restante, in South Africa; provided that any such change shall only be effective on the fourteenth day after deemed receipt of the notice by the other Party pursuant to clause 27.1.4 and 27.1.5, as the case may be.

28.      GOVERNING LAW

         The entire provisions of this Agreement shall be governed by and construed in accordance with the laws of South Africa.

29.      JURISDICTION

         The Parties hereby irrevocably and unconditionally consent to the non-exclusive jurisdiction of the Witwatersrand Local Division of the High Court of South Africa (or any successor to that division) in regard to all matters arising from this Agreement.

30.      SEVERABILITY

         Each provision in this Agreement is severable from all others, notwithstanding the manner in which they may be linked together or grouped grammatically, and if in terms of any judgment or order, any provision, phrase, sentence, paragraph or clause is found to be defective or unenforceable for any reason, the remaining provisions, phrases, sentences, paragraphs and clauses shall nevertheless continue to be of full force. In particular, and without limiting the generality of the aforegoing, the Parties acknowledge their intention to continue to be bound by this Agreement notwithstanding that any provision may be found to be unenforceable or void or

                                                                        Page 76.

         voidable, in which event the provision concerned shall be severed from the other provisions, each of which shall continue to be of full force but provided always that the overall commercial intent and purpose of the transaction constituted by the Transaction Documents is preserved notwithstanding the severance of such provision(s).

31.      STIPULATIONS FOR THE BENEFIT OF TRANSACTION PARTICIPANTS

         The provisions of this Agreement which confer rights or benefits on any Transaction Participant constitute stipulations in favour of each of such Transaction Participant and shall be deemed to have been accepted by such Transaction Participant and to constitute a binding agreement in favour of such Transaction Participant (notwithstanding that the Transaction Participant shall not have executed this Agreement ) by the execution by such Transaction Participant of an Acceptance of Benefits and delivery thereof to the Senior Agent at any time.

SIGNED at _________________ on this the _________ day of _____________ 2003.

                              For and on behalf of
                              GFI MINING SOUTH AFRICA LIMITED

                              ____________________________
                              Name:
                              Capacity:
                              Who warrants his authority hereto

SIGNED at _________________ on this the _________ day of _____________ 2003.

                              For and on behalf of
                              GOLD FIELDS LIMITED

                              ____________________________
                              Name:
                              Capacity:
                              Who warrants his authority hereto

                                                                        Page 77.

SIGNED at _________________ on this the _________ day of _____________ 2003.

                              For and on behalf of
                              GOLD FIELDS AUSTRALIA PTY LIMITED

                              ____________________________
                              Name:
                              Capacity:
                              Who warrants his authority hereto

SIGNED at _________________ on this the _________ day of _____________ 2003.

                              For and on behalf of
                              GOLD FIELDS GUERNSEY LIMITED

                              ____________________________
                              Name:
                              Capacity:
                              Who warrants his authority hereto

SIGNED at __________________ on this the _________ day of _____________ 2003.

                              For and on behalf of
                              LEXSHELL 579 INVESTMENTS
                              (PROPRIETARY) LIMITED

                              ____________________________
                              Name:
                              Capacity:
                              Who warrants his authority hereto

                                                                        Page 78.

SIGNED at __________________ on this the _________ day of _____________ 2003.

                              For and on behalf of
                              FIRSTRAND BANK LIMITED (ACTING
                              THROUGH ITS RAND MERCHANT BANK
                              DIVISION)

                              ____________________________
                              Name:
                              Capacity:
                              Who warrants his authority hereto

                              ____________________________
                              Name:
                              Capacity:
                              Who warrants his authority hereto

                                                                        Page 79.

                                                                      SCHEDULE 1

                            FINANCIAL CLOSE DOCUMENTS

                       PART 1 : FINANCIAL CLOSE DOCUMENTS

1. A Formalities Certificate in the form of Part 2 of Schedule 1 (Financial Close Documents) in respect of:

1.1           GFI-SA,

1.1.1                attaching:

1.1.1.1 a true copy of a resolution of the board of directors of GFI-SA:

                           (a) approving the terms of, and the transactions contemplated by, the Transaction Documents to which it is a party and resolving that it execute those Transaction Documents;

                           (b) authorising a specified person or persons to execute the Transaction Documents to which it is a party on its behalf; and

                           (c) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Transaction Documents to which it is a party;

1.1.1.2 a specimen of the signature of each person authorised by the resolution referred to in paragraph 1.1.1.1 above;

1.1.2                containing a statement:

1.1.2.1 that borrowing the Loan Amount would not cause any borrowing or similar limit in its Constitutive Documents to be exceeded;

1.1.2.2 that as at the date of the Formalities Certificate no Default has occurred or is continuing;

                                                                        Page 80.

1.1.2.3 that as at the date of the Formalities Certificate the representations and warranties in clause 16.1 (Representations and Warranties) of this Agreement are correct in all material respects.

1.2           THE GUARANTORS,

1.2.1                attaching:

1.2.1.1 a true copy of a resolution of the board of directors of each Guarantor:

                           (a) approving the terms of, and the transactions contemplated by, the Transaction Documents to which it is a party and resolving that it execute those Transaction Documents;

                           (b) authorising a specified person or persons to execute the Transaction Documents to which it is a party on its behalf; and

                           (c) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Transaction Documents to which it is a party;

1.2.1.2 a specimen of the signature of each person authorised by the resolution referred to in paragraph 1.2.1.1 above;

1.2.2                containing a statement:

1.2.2.1 that guaranteeing payment of the Loan Amount would not cause any borrowing or similar limit in its Constitutive Documents to be exceeded;

1.2.2.2 that as at the date of the Formalities Certificate no Default has occurred or is continuing;

1.2.3 that as at the date of the Formalities Certificate the representations and warranties in clause 16.1 (Representations and Warranties) of this Agreement are correct in all material respects.

                                                                        Page 81.

2.       LEGAL OPINIONS

2.1 A legal opinion of Edward Nathan & Friedland (Proprietary) Limited in respect of the GFL Obligors with the exception of GFA and GFG in an agreed form.

2.2 A legal opinion from foreign counsel in respect of GFA and GFG in an agreed form.

2.3 A legal opinion of Werksmans Inc. in respect of Mvela Resources, Mvela Gold and MHL in an agreed form.

2.4 A legal opinion for a Senior Counsel acceptable to the Senior Lenders, GFL and Mvela Gold confirming that the transactions as contemplated by the Transaction Documents do not contravene
              Section 38 of the Companies Act.

3.       TRANSACTION DOCUMENTS

         A duly executed original of each of the following:

3.1           the Finance Documents;

3.2           the Reorganisation Agreement;

3.3           the Subscription and Share Exchange Agreement;

3.4           the Senior Loan Agreement;

3.5           the Mezz SPV Loan Agreement;

3.6           the Senior Cession in Security;

3.7           the Mvela Resources Subscription Agreement;

3.8           the Covenants Agreement;

3.9           the Sponsor Support, Guarantee and Retention Agreement;

3.10          the Mezz SPV Cession in Security;

                                                                        Page 82.

3.11          the Mezz SPV Reversionary Cession in Security;

3.12          the IDC Preference Share Subscription Agreement;

3.13          the GFLM Preference Share Subscription Agreement;

3.14          the RMB Preference Share Subscription Agreement;

3.15          the Mvela Resources Pledge;

3.16          the IFC Loan Agreement;

3.17          the PIC Loan Agreement;

3.18          the JP Morgan Preference Share Subscription Agreement;

3.19          the Inter Mezzanine Investors Agreement;

3.20          the Intercreditor Agreement;

3.21          the Account Bank Agreement;

3.22          the Transaction Participant Undertaking;

3.23          the PIC Put Option Agreement; and

3.24          the Pre-emptive Rights Agreement.

4.       INSURANCES

         A copy of an insurance certificate in the agreed form from GFI-SA's insurance brokers in relation to the cover in effect for the GFL Group's business confirming (among other things) that insurances are in place against such risks, in such amounts, with such insurers and upon such terms as are consistent with the provisions of clause 21.14 (Insurance).

5.       ORIGINAL FINANCIAL STATEMENTS

         A copy of the Original Financial Statements.

                                                                        Page 83.

6.       OTHER DOCUMENTS AND EVIDENCE

6.1 Evidence reasonably satisfactory to the Transaction Participants that all suspensive conditions suspending the operation of each of the Transaction Documents have, save to the extent that the unconditionality of this Agreement is a suspensive condition, been fulfilled or waived and that accordingly all of the Transaction Documents are unconditional and will be implemented in accordance with their respective terms.

6.2 Written consent by the bank and the agent of the lenders to GFL under the syndicated loan facility dated 26 November 2001 to the providing of the guarantee by the Guarantors under this Agreement.

6.3 Written consent by ANZ Bank under the general banking facility to GFA and its Australian subsidiaries to the providing of the guarantee by GFA under this Agreement.

7.       REGULATORY APPROVALS AND RULINGS

7.1 A written ruling from the South African Revenue Services confirming that the interest on the Loan and on the loan advanced under the Senior Loan Agreement respectively is deductible in full.

7.2 The Exchange Control Department of the South African Reserve Bank has (to the extent necessary) approved the provisions of the guarantees by all of the non-resident Guarantors in respect of this Agreement.

8.       AMENDMENT OF CONSTITUTIVE DOCUMENTS

         The Memorandum and Articles of Association of each of Mvela Gold and Mezz SPV have been amended (which amendment is of full force and effect pursuant to the necessary special resolutions having been registered by the Registrar of Companies) in a manner satisfactory to the Senior Agent in order to render Mvela Gold and Mezz SPV "insolvency remote" by limiting the capacity of the aforesaid companies and the powers and authority of the directors of the aforesaid companies.

9.       MVELA RESOURCES PRIVATE PLACEMENT

         Mvela Resources has raised an amount of at least ZAR1 750 000 000 (One Billion Seven Hundred and Fifty Million Rand) by way of a private placement of ordinary shares in the share capital of Mvela Resources or settlement of such private placement has been underwritten by underwriters.

                                                                        Page 84.

10.      SHAREHOLDER RESOLUTIONS

         A certified copy of any shareholder resolutions required to be passed by the shareholders of any of the GFL Obligors which may be required to allow the relevant GFL Obligor(s) to enter into and perform its/their rights and obligations under the Transaction Documents to which it/they is/are a party and where any such resolution is required to be registered, evidence acceptable to the Senior Agent that such resolution has been registered by the Registrar of Companies.

                                                                        Page 85.

                                                                      SCHEDULE 1

                            FINANCIAL CLOSE DOCUMENTS

                    PART 2 : FORM OF FORMALITIES CERTIFICATE

        (TO APPEAR ON THE LETTERHEAD OF GFI MINING SOUTH AFRICA LIMITED)

To:      FirstRand Bank Limited
         (acting through its Rand Merchant Bank division)
         (as Senior Agent)

         Attention :       [INSERT]
                                                                          [Date]

Dear Sirs

GFI MINING SOUTH AFRICA LIMITED : GFI-SA LOAN AGREED DATED [-] 2003

We [    ] and [     ] being [respectively a Director and Secretary/Directors] of
GFI Mining South Africa Limited ( the "BORROWER") being duly authorised by the Borrower to deliver this Certificate hereby make the following certifications.

Capitalised terms not otherwise defined herein shall, unless the context otherwise requires, have the meanings ascribed to them in the written agreement entitled "Loan Agreement", entered into between Lexshell 579 Investments (Proprietary) Limited, FirstRand Bank Limited (acting through its Rand Merchant Bank Division) (as Senior Agent), GFI Mining South Africa Limited, Gold Fields Limited, Gold Fields Australia Pty Limited and Gold Fields Guernsey Limited (the "GUARANTORS").

1.       CONSTITUTIONAL DOCUMENTS

         Attached hereto are true, complete and up-to-date copies of:

1.1           the Certificate to Commence Business of GFI-SA and each Guarantor;

1.2           the Certificate of Incorporation of GFI-SA and each Guarantor;

                                                                        Page 86.

1.3           all Certificates of Change of Name of GFI-SA and each Guarantor;

1.4 the Memorandum and Articles of Association of GFI-SA and each Guarantor.

2.       BOARD RESOLUTIONS

         Attached hereto are a true copy of the minutes of meetings of the respective Board of Directors of GFI-SA and each Guarantor duly convened and held recording resolutions passed at such meeting (which resolutions are in full force and effect and have not been rescinded or varied and which approve the execution and performance by GFI-SA and each Guarantor of the Transaction Documents to which it is a party and all transactions contemplated thereby.

3.       NO BREACH OF BORROWING LIMIT

         We have examined the terms of all loan agreements, trust deeds and similar borrowing instruments and all other relevant instruments and agreements to which GFI-SA and each Guarantor is a party together with the Constitutive Documents of GFI-SA and each Guarantor (the "RELEVANT DOCUMENTS") and we can confirm to you that the entering into by GFI-SA and each Guarantor of the Transaction Documents to which it is a party, and the borrowing by GFI-SA and the guaranteeing by each Guarantor of all sums capable of being drawn under the Loan Agreement (the "MAXIMUM DRAWINGS") will not infringe the terms of the Relevant Documents and that the borrowing of the Maximum Drawings when aggregated with any other indebtedness of GFI-SA and the guaranteeing of the Maximum Drawings when aggregated with any other indebtedness of the Guarantors:

3.1 are and will be within the corporate powers of GFI-SA and each Guarantor; and

3.2 does not or will not cause to be exceeded any limit or restriction on any of the powers of GFI-SA and each Guarantor (whether contained in any relevant documents or otherwise) or the right or ability of the Directors of GFI-SA and each Guarantor to exercise such powers.

4.       NO DEFAULT

         We, having made all due enquiries, can confirm to you that as at the date of this Certificate no Default has occurred and is continuing.

                                                                        Page 87.

5.       REPRESENTATIONS AND WARRANTIES

         We, having made all due enquiries, can confirm to you that as at the date of this certificate the representations and warranties given by GFI-SA and each Guarantor in clause 16.1 (Representations and Warranties) of the Loan Agreement are correct in all material respects.

Yours faithfully

_____________________                      __________________________
[Director]                                   [Director/Secretary]

                                                                        Page 88.

                                                                      SCHEDULE 2

                         PART 1 : ACCEPTANCE OF BENEFITS

To: FirstRand Bank Limited (acting through its Rand Merchant Bank division)
              (as Senior Agent)
              16th Floor
              1 Merchant Place
              1 Fredman Drive
              SANDTON

From:         [INSERT NAME OF SENIOR LENDER] (the "ACCEPTING PARTY")

                                                                Date:   [insert]
Dear Sirs

GFI MINING SOUTH AFRICA LIMITED : GFI-SA LOAN AGREEMENT DATED [-] 2003 ("THE LOAN AGREEMENT"): ACCEPTANCE OF BENEFITS

1. We refer to the Loan Agreement. This is an Acceptance of Benefits and terms used in this Acceptance of Benefits have the same meaning as in the Loan Agreement.

2. This Acceptance of Benefits is delivered to you pursuant to clause 31 of the Loan Agreement.

3.       We hereby:

3.1 advise you that we are a Transaction Participant under the Transaction Documents; and;

3.2 accept all benefits conferred on us as a Transaction Participant pursuant to the terms of the Loan Agreement.

4. For the purposes of clause 27 of the Loan Agreement our administrative details are as follows:

                     Physical Address:        [        ]
                                              [        ]
                                              [        ]

                                                                        Page 89.

                     Telefax No:              [        ]
                     e-mail:                  [        ]
                     Attention:               [        ]

5. This Acceptance of Benefits has been executed on the date stated above and shall be governed by and construed in accordance with the laws of South Africa.

__________________________________
For: [ACCEPTING PARTY]
Name:
Capacity:
Who warrants his authority hereto

                                                                        Page 90.

                                                                      SCHEDULE 2

                         PART 2 : FORM OF ACCESSION DEED

To: FirstRand Bank Limited (acting through its Rand Merchant Bank division)
              (as Senior Agent)
              16th Floor
              1 Merchant Place
              1 Fredman Drive
              SANDTON

From:         [INSERT NAME OF ADDITIONAL GUARANTOR]

                                                                Date:   [insert]

Dear Sirs

GFI MINING SOUTH AFRICA LIMITED : GFI-SA LOAN AGREEMENT DATED [-] 2003 ("THE LOAN AGREEMENT"): ACCESSION DEED

1. We refer to the Loan Agreement. This is an Accession Deed and terms used in this Accession Deed have the same meaning as in the Loan Agreement.

2. We, [INSERT NAME OF ADDITIONAL GUARANTOR], agree to become an Additional Guarantor and to be bound by the terms of the Loan Agreement as an Additional Guarantor. We, [INSERT NAME OF ADDITIONAL GUARANTOR], are a company duly incorporated under the laws of [NAME OF RELEVANT JURISDICTION].

3. For the purposes of clause 27 of the Loan Agreement our administrative details are as follows:

                     Physical Address:        [        ]
                                              [        ]
                                              [        ]

                     Telefax No:              [        ]
                     e-mail:                  [        ]
                     Attention:               [        ]

5. This Accession Deed has been executed on the date stated above and shall be governed by and construed in accordance with the laws of South Africa.

                                                                        Page 91.

_________________________________
For: [ADDITIONAL GUARANTOR]
Name:
Capacity:
Who warrants his authority hereto

                                                                        Page 92.

                                                                      SCHEDULE 3

                         FORM OF COMPLIANCE CERTIFICATE

        (TO APPEAR ON THE LETTERHEAD OF GFI MINING SOUTH AFRICA LIMITED)

To: FirstRand Bank Limited
    (acting through its Rand Merchant Bank division)
    (as Senior Agent)
    16th Floor
    1 Merchant Place
    1 Fredman Drive
    SANDTON

    Attention: [INSERT]

                                                                          [DATE]

Dear Sirs

GFI MINING SOUTH AFRICA LIMITED - GFI-SA LOAN AGREEMENT DATED [-] 2003 (THE "LOAN AGREEMENT")

1. We refer to the Loan Agreement. Terms defined in the Loan Agreement shall have the same meaning when used herein.

2.       This is a Compliance Certificate.

3.       We confirm that as at [INSERT DATE]:

3.1           CONSOLIDATED EBITDA TO CONSOLIDATED NET FINANCE CHARGES

              the ratio of Consolidated EBITDA to Consolidated Net Finance Charges for the Measurement Period ending on [INSERT DATE], was :
              [      ] : 1;

3.2           CONSOLIDATED EBITDA TO NET DEBT SERVICE

              the ratio of Consolidated EBITDA to Net Debt Service for the
              Measurement Period ending on [INSERT DATE], was: [          ] : 1;

                                                                        Page 93.

3.3           CONSOLIDATED NET BORROWINGS TO CONSOLIDATED EBITDA

              the ration of Consolidated Net Borrowings to Consolidated EBITDA
              for the Measurement Period ending on [INSERT DATE], was : [      ]
              : 1; and

3.4           CONSOLIDATED TANGIBLE NET WORTH

              Consolidated Tangible Net Worth was US$[          ],

         and attach calculations showing how these figures were calculated.

4.       We [CONFIRM THAT NO DEFAULT IS CONTINUING.] *

Signed: ___________________

Director: _________________

Signed: ___________________

Director: _________________

[INSERT APPLICABLE CERTIFICATION LANGUAGE]

____________________________
For and on behalf of
[NAME OF AUDITORS OF GFI-SA]

[NOTE: AUDITORS TO SIGN CERTIFICATE RELATING TO FINANCIAL YEAR STATEMENTS.]

---------------
* If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

                                                                        Page 94.

                                                                      SCHEDULE 4

                              DISCLOSURE SCHEDULE

1.       LITIGATION

         On 6 May 2003, a lawsuit was filed by Zalumi Singleton Mtwesi against Gold Fields Limited ("Gold Fields") in the State of New York. Mr. Mtwesi alleges that during the apartheid era in South Africa he was subjected to human rights violations while employed by Gold Fields of South Africa Limited ("GFSA"). With effect from January 1, 1998, substantially all of the gold mining assets and interests previously held by GFSA were acquired by GFL Mining Services Limited, a wholly owned subsidiary of Gold Fields. Mr. Mtwesi filed the lawsuit on behalf of himself and as representative of all other victims and all other persons similarly situated. Mr. Mtwesi and the plaintiffs' class have demanded an order certifying the plaintiffs' class and compensatory damages from Gold Fields in the amount of $7 billion. A complaint has not been served on Gold Fields. Should the lawsuit proceed, defending it may be costly and time consuming and there can be no assurance that Gold Fields will be successful. If Gold Fields is unsuccessful in defending the lawsuit considerable compensatory damages or other penalties may be imposed on Gold Fields that may have a material adverse effect on Gold Fields' business, operating results and financial condition.

2.       GOLD FIELDS GHANA LIMITED ("GFG")

2.1           MINERAL RIGHTS

              Under Ghanaian law, the Tarkwa property mining leases are subject to the ratification of parliament. The Minerals Commission, the statutory corporation overseeing the mining operations on behalf of the government of Ghana, has submitted the Tarkwa property leases for parliamentary ratification, but they have not yet been ratified as required by law. To the extent that failure to ratify these leases adversely affects their validity, there may be a material adverse effect on GFG's business, operating results and financial condition.

              Under the provisions of the Minerals and Mining Law, the size of an area in respect of which a mining lease may be granted cannot exceed 50 square kilometers for any single grant or 150 square kilometers in the aggregate for any company. Gold Fields Ghana's mining leases cover approximately 207 square kilometers and Abosso's mining lease covers approximately 52 square

                                                                        Page 95.

              kilometers. GFG has identified land at the Tarkwa and Damang sites that is not viable for GFG's desired use and plans to give up that land so as to come within the prescribed limits prior to the end of 2004.

2.2           ENVIRONMENTAL

              GFG has an environmental permit for the Tarkwa property. However, it still needs to obtain an environmental certificate for this property. An application for an environmental certificate has been made to the Ghanaian Environmental Protection Agency, or EPA, for the Tarkwa property. The EPA has advised GFG that an environmental certificate for the Tarkwa property will be issued in due course. As part of the process of obtaining an environmental certificate, GFG has posted a reclamation bond for Tarkwa and has submitted an environmental management plan.

              Regarding the Teberebie property, GFG received an environmental permit in April 2002. GFG submitted a fully costed reclamation plan for both Tarkwa and Teberebie. GFG has provided a reclamation bond to cover both properties pursuant to discussions with the EPA.

              Abosso has an environmental permit for the Damang mine. Abosso has applied for an environmental certificate for the Damang mine, which it has been advised will be issued in due course, and has posted a reclamation bond of $2.0 million.

                                                                        Page 96.

                                                                      SCHEDULE 5

                             FORM OF LOAN SUPPLEMENT

                                    Amongst

                 LEXSHELL 579 INVESTMENTS (PROPRIETARY) LIMITED
        (WHICH IS TO BE RENAMED "MVELAPHANDA GOLD (PROPRIETARY) LIMITED"
 OR SUCH OTHER NAME SELECTED THAT IS ACCEPTABLE TO THE REGISTRAR OF COMPANIES)

                                       and

                         GFI MINING SOUTH AFRICA LIMITED
                 (WHICH IS TO BE CONVERTED TO A PRIVATE COMPANY)

                                       and

                             FIRSTRAND BANK LIMITED
                (ACTING THROUGH ITS RAND MERCHANT BANK DIVISION)
                        (IN ITS CAPACITY AS SENIOR AGENT)

                                                                        Page 97.

1. This document constitutes the Loan Supplement contemplated by the GFI-SA Loan Agreement ("the Loan Agreement") dated [INSERT] 2003 entered into between inter alia Lexshell 579 Investments (Proprietary) Limited, GFI Mining South Africa Limited and FirstRand Bank Limited (acting through its Rand Merchant Bank division). Terms defined in the Loan Supplement and used herein shall bear the same meanings as defined in the Loan Agreement. The Loan Supplement must be read in conjunction with, and forms part of, the Loan Agreement.

2. The Parties agree that the Interest Rate shall be [%] nominal annual compounded semi-annually in arrears.

3. The Parties agree that Annexure A hereto sets out the Interest Payment Dates and the Interest Payment Amounts payable on each such dates.

4. This Loan Supplement may be executed by each Party signing a separate copy hereof and each of the copies together shall constitute the Loan Supplement.

SIGNED at ________________ on this the ______ day of __________________ 2003.

                                         For and on behalf of
                                         LEXSHELL 579 INVESTMENTS
                                         (PROPRIETARY) LIMITED

                                         __________________________________
                                         Name:
                                         Capacity:
                                         Who warrants his authority hereto

SIGNED at ________________ on this the ______ day of __________________ 2003.

                                         For and on behalf of
                                         GFI MINING SOUTH AFRICA
                                         LIMITED

                                         __________________________________
                                         Name:
                                         Capacity:
                                         Who warrants his authority hereto

                                                                        Page 98.

SIGNED at ________________ on this the ______ day of __________________ 2003.

                                         For and on behalf of
                                         FIRSTRAND BANK LIMITED (ACTING
                                         THROUGH ITS RAND MERCHANT BANK
                                         DIVISION)

                                         __________________________________
                                         Name:
                                         Capacity:
                                         Who warrants his authority hereto

                                         __________________________________
                                         Name:
                                         Capacity:
                                         Who warrants his authority hereto

                                                                        Page 99.

                                                                    ANNEXURE "A"

INTEREST PAYMENT DATE                  INTEREST PAYMENT AMOUNT
---------------------                  -----------------------
---------------------                  -----------------------
---------------------                  -----------------------
---------------------                  -----------------------
---------------------                  -----------------------
---------------------                  -----------------------
---------------------                  -----------------------
---------------------                  -----------------------